SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

APOGEE ENTERPRISES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

May 13, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Apogee Enterprises, Inc. to be held at Apogee’s headquarters, 7900 Xerxes Avenue South, 19th Floor, Minneapolis, Minnesota, commencing at 9:00 a.m. Central Daylight Time on Tuesday, June 21, 2005.

The Corporate Secretary’s formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to come before the meeting. During the meeting, time will be provided for a review of the activities of the past year and items of general interest about Apogee.

As a convenience to shareholders unable to attend the annual meeting in person, we also will be webcasting the meeting. To view the meeting via webcast, go to our web site at www.apog.com and click on Investor Relations, followed by the webcast link at the top of that page. Please plan to be on the web site at least 15 minutes prior to the meeting so that you have sufficient time to register and to download and install any necessary software.

We hope that you will be able to attend the meeting in person, and we look forward to seeing you. Even if you plan to attend the meeting in person, we urge you to vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed postage-paid envelope as promptly as possible. You also may vote your shares by telephone or Internet as directed on the enclosed proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 5:00 p.m. Eastern Daylight Time (4:00 p.m. Central Daylight Time) on June 20, 2005. If you do attend the meeting in person, you may at that time revoke any proxy previously given and vote in person, if desired.

Sincerely,

Russell Huffer Chairman and Chief Executive Officer

APOGEE ENTERPRISES, INC.

7900 Xerxes Avenue South

Suite 1800

Minneapolis, MN 55431-1159

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on June 21, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders of Apogee Enterprises, Inc. will be held at Apogee’s headquarters, 7900 Xerxes Avenue South, 19th Floor, Minneapolis, Minnesota, commencing at 9:00 a.m. Central Daylight Time on Tuesday, June 21, 2005 for the following purposes:

1.	To elect three Class I directors for three-year terms ending in the year 2008;

2.	To consider and act upon a proposal to approve the Amended and Restated Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan;

3.	To consider and act upon a proposal to approve the Amended and Restated Apogee Enterprises, Inc. Executive Management Incentive Plan;

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 25, 2006; and

5.	To transact such other business as may properly be brought before the meeting.

The Board of Directors has fixed April 27, 2005, as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting.

As a convenience to shareholders unable to attend the annual meeting in person, we also will be webcasting the meeting. To view the meeting via webcast, go to our web site at www.apog.com and click on Investor Relations, followed by the webcast link at the top of that page. Please plan to be on the web site at least 15 minutes prior to the meeting so that you have sufficient time to register and to download and install any necessary software.

Your vote is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, we urgently request that you mark, date, sign and mail the enclosed proxy card in the postage-paid envelope provided or vote your shares by telephone or Internet as directed on the enclosed proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 5:00 p.m. Eastern Daylight Time (4:00 p.m. Central Daylight Time) on June 20, 2005. You may revoke your proxy at any time prior to the meeting and delivery of your proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors,

Patricia A. Beithon
General Counsel and Corporate Secretary

Minneapolis, Minnesota

May 13, 2005

PROXY STATEMENT

i

Amended and Restated Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan	Appendix A

Amended and Restated Apogee Enterprises, Inc. Executive Management Incentive Plan	Appendix B

ii

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 21, 2005

The Board of Directors of Apogee is soliciting proxies for use at our annual meeting of shareholders to be held on June 21, 2005, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about May 13, 2005.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include the election of directors, approval of the Amended and Restated Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan, approval of the Amended and Restated Apogee Enterprises, Inc. Executive Management Incentive Plan, and ratification of the appointment of our independent registered public accounting firm. Also, management will report on our performance during the last fiscal year and respond to questions from shareholders.

Who is entitled to vote at the meeting?

The Board of Directors has set April 27, 2005, as the record date for the annual meeting. If you were a shareholder of record at the close of business on April 27, 2005, you are entitled to notice of and to vote at the annual meeting.

As of the record date, 27,801,050 shares of common stock, par value $.33-1/3, were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 27,801,050 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly submitted a proxy by mail, telephone or Internet.

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting in any of the following ways:

•	by telephone, by calling a toll-free number;

•	electronically, using the Internet; or

•	by completing, signing and mailing the enclosed proxy card.

The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by telephone or Internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card before the annual meeting.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

If you properly execute, duly return and do not revoke your proxy, it will be voted in the manner you specify.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described on page 2 under “How do I vote my shares?”

How do I vote if my shares are held in the 401(k) retirement plan, employee stock purchase plan or other plans of Apogee?

If you hold any shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, your completed proxy card or telephone or Internet proxy vote will serve as voting instructions to the plan trustee. However, your voting instructions must be received at least one day prior to the annual meeting in order to count. In accordance with the terms of our 401(k) retirement plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least one day prior to the annual meeting. If you are a participant in our employee stock purchase plan, the plan custodian cannot vote your shares unless it receives timely instructions from you.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote by telephone or Internet, vote once for each proxy card you receive.

You may prefer to hold your shares in more than one account, and you are welcome to do so. However, some multiple accounts are unintentional and will occur if one stock purchase is made with a middle initial and a subsequent purchase is made without a middle initial. Please contact our Investor Relations Department at IR@apog.com, (877) 752-3432 (phone) or (952) 896-2400 (fax) for information on how to merge accounts.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may submit a proxy vote as described above, but you may not vote your plan shares in person at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

In accordance with a recent change in Minnesota law, the nominees for election as Class I directors will be elected by a plurality of the votes cast at the annual meeting. This means that since shareholders will be electing three Class I directors, the three nominees receiving the highest number of votes will be elected. The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the other proposals (provided that the total number of shares voted in favor of the proposals constitutes more than 25% of our outstanding shares).

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you withhold authority to vote for one or more of the directors, this has no effect on the election of those directors.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	FOR all of the nominees for director;

•	FOR a proposal to approve the Amended and Restated Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan;

•	FOR a proposal to approve the Amended and Restated Apogee Enterprises, Inc. Executive Management Incentive Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 25, 2006.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want to vote your shares, we will vote your shares:

•	FOR all of the nominees for director;

•	FOR the approval of the Amended and Restated Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan;

•	FOR the approval of the Amended and Restated Apogee Enterprises, Inc. Executive Management Incentive Plan;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 25, 2006; and

•	in the discretion of the persons named in the proxy on any other matters that properly come before the meeting and as to which we did not have knowledge prior to February 22, 2005.

Can I change my vote after submitting my proxy or voting instructions?

Yes. If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;

•	by submitting a later-dated proxy to our Corporate Secretary;

•	by submitting a later-dated proxy by telephone or Internet; or

•	by voting in person at the meeting.

If you hold your shares in street name, you should contact your broker or other nominee for information on how to revoke your voting instructions and provide new voting instructions.

If you hold shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may revoke your proxy and change your vote at any time, but not less than one day before the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to the plan trustee or plan custodian;

•	by submitting a later-dated proxy or voting instruction to the plan trustee or plan custodian; or

•	by submitting a later-dated proxy or voting instruction by telephone or Internet.

Will my vote be kept confidential?

Yes. We have procedures to ensure that, regardless of whether shareholders vote by mail, telephone, Internet or in person, (1) all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly permitted by a shareholder; and (2) voting tabulations are performed by an independent third party.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you may also be asked to present proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or other nominee are examples of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers and other nominees for forwarding proxy materials to the beneficial owners of the shares.

We are soliciting proxies primarily by mail. In addition, some of our officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview, e-mail or telegram. These individuals will receive no additional compensation for these services.

How can I communicate with the Board of Directors?

Subject to reasonable constraints of time and topics and rules of order, you may direct comments to or ask questions of the Chairman and Chief Executive Officer during the Annual Meeting of Shareholders. In addition, you may communicate directly with any director by writing to:

Apogee Directors

Apogee Enterprises, Inc.

7900 Xerxes Avenue South, Suite 1800

Minneapolis, Minnesota 55431

Attention: Corporate Secretary

Directors@apog.com

The Corporate Secretary will promptly forward to the Board of Directors or the individually named directors all relevant written communications received at the above address. The Board has requested certain communications that are unrelated to the duties and responsibilities of the Board be excluded, such as spam, junk mail, mass mailings, product inquiries, new product suggestions, resumes and other forms of employment inquiries, surveys and business solicitations or advertisements. All other written communications will be reviewed by the Corporate Secretary in conjunction with the Chair of the Nominating and Corporate Governance Committee for relevance to Board activities, and after such review, the Corporate Secretary will promptly forward all relevant written communications to the Board or the individually named directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning beneficial ownership of our common stock by persons known to us to own more than five percent of our common stock outstanding as of April 27, 2005, except as noted below. Unless otherwise indicated, the named holders have sole voting and investment power with respect to the shares beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	% of Common Stock Outstanding
Putnam, LLC d/b/a Putnam Investments(1) One Post Office Square Boston, MA 02109	1,897,569	6.8

Daruma Asset Management, Inc.(2) 80 West 40th Street New York, NY 10018	1,666,700	6.0

Barclays Global Fund Advisors(3) 45 Fremont Street San Francisco, CA 94105	1,449,877	5.2

(1)	We have relied upon the information supplied by Putnam, LLC d/b/a Putnam Investments, in a Schedule 13G furnished to us reporting information as of December 31, 2004. Putnam serves as the sub-advisor and the investment manager of various mutual funds that hold the shares of our common stock in the ordinary course of business. In these capacities, Putnam exercises shared investment power over various institutional accounts that held, in the aggregate, 1,897,569 shares of our common stock as of December 31, 2004. Of the shares reported, Putnam has shared voting power with respect to 665,351 shares and shared investment power with respect to 1,897,569 shares.

(2)	We have relied upon the information supplied by Daruma Asset Management, Inc. in a Schedule 13G furnished to us reporting information as of August 31, 2004. Daruma serves as the investment advisor for accounts owned by one or more of its investment advisory clients and holds the shares of our common stock in the ordinary course of business. In such capacity, Daruma exercises sole investment discretion over 1,666,700 shares of our common stock, in the aggregate, held as of August 31, 2004. Of the shares reported, Daruma possessed sole voting power over 750,000 shares. Mariko O. Gordon, President of Daruma, who owns in excess of 50% of the outstanding stock of Daruma, may be deemed to be the beneficial owner of securities held by persons and entities advised by Daruma. Daruma and Ms. Gordon each disclaim beneficial ownership in the shares of our common stock held in accounts owned by Daruma’s investment advisory clients.

(3)	We have relied upon the information supplied by Barclays Global Fund Advisors in a Schedule 13G furnished to us reporting information as of December 31, 2004. Barclays serves as the investment manager of various mutual funds that hold the shares of our common stock in the ordinary course of business. In these capacities, Barclays exercises investment power over various institutional accounts that held, in the aggregate, 1,449,877 shares of our common stock as of December 31, 2004. Of the shares reported, Barclays has sole voting power with respect to 1,374,496 shares and sole investment discretion with respect to 1,449,877 shares.

SECURITY OWNERSHIP OF MANAGEMENT

Our executive officers and directors are encouraged to own our common stock to further align their interests with those of our shareholders. We established voluntary stock ownership guidelines for our executive officers in 2001 and for our directors in 2002. The guidelines encourage share ownership by our executive officers and directors in an amount having a market value of a multiple of the individual’s annual base salary, in the case of our executive officers, or annual retainer, in the case of our directors, to be achieved within five years of becoming an executive officer or director.

The following table sets forth the number of shares of our common stock beneficially owned as of April 27, 2005, by each of our directors and executive officers named in the Summary Compensation Table included on page 24 under the caption “Executive Compensation,” and by all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock Held (#)(1)		Shares Underlying Options Exercisable Within 60 Days (#)(2)	Phantom Stock Units (#)(3)	Total (#)	% of Common Stock Outstanding
Bernard P. Aldrich	1,000		36,184	14,057	51,241	*
Patricia A. Beithon	111,516		53,000	—	164,516	*
Mark A. Burke	—		6,268	—	6,268	*
Michael B. Clauer	110,300		97,274	—	207,574	*
Jerome L. Davis	—		7,375	2,250	9,625	*
Barbara B. Grogan	5,167		44,184	—	49,351	*
J. Patrick Horner	10,798		40,184	15,666	66,648	*
Russell Huffer	307,530	(4)	345,554	—	653,084	2.3%
John T. Manning	—		—	—	—	N/A
William F. Marchido	33,698		12,500	—	46,198	*
James L. Martineau	129,709		36,184	—	165,893	*
Robert J. Marzec	—		—	—	—	N/A
Stephen C. Mitchell	9,167		44,184	—	53,351	*
James S. Porter	57,299		40,656	—	97,955	*
Michael E. Shannon	2,000		44,184	13,787	59,971	*
David E. Weiss	1,300		—	—	1,300	N/A
All directors and executive officers as a group (17 persons)	813,265		826,981	45,760	1,686,006	5.9%

*	Indicates less than 1%.

(1)	Unless otherwise indicated, the individuals listed in the table have sole voting and investment power with respect to the shares owned by them. The number of shares indicated includes shares issued to the named individual pursuant to our Amended and Restated 1987 Partnership Plan, our employee stock purchase plan, our 2002 Omnibus Stock Incentive Plan and our 401(k) retirement plan.

(2)	Includes shares underlying stock options exercisable currently or within 60 days of April 27, 2005.

(3)	Phantom stock units, each representing the value of one share of our common stock, are attributable to accounts in our Deferred Compensation Plan for Non-Employee Directors. The participants in the plan do not have voting or investment power with respect to these units.

(4)	Includes 32,560 shares held by Mr. Huffer’s wife, as to which he disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our securities to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and we are required to disclose in this proxy statement any failure to timely file the required reports by these dates. Based solely on our review of the copies of these reports received by us and written representations from our directors and executive officers, we believe that our executive officers and directors complied with all Section 16(a) filing requirements for the fiscal year ended February 26, 2005, except that James S. Porter filed one late Form 4 with respect to shares of our common stock held by him in our 401(k) retirement plan.

PROPOSAL 1: ELECTION OF DIRECTORS

Our articles of incorporation provide that the Board of Directors will be divided into three classes of directors of as nearly equal size as possible. Our articles further provide that the total number of directors will be determined exclusively by the Board of Directors. The term of each class of director is three years, and the term of one class expires each year in rotation. Currently, we have 12 directors; however, our Board of Directors has determined to decrease the size of the Board to nine directors, with three directors serving in each class. At this year’s annual meeting, the terms of our Class I directors will expire. Robert J. Marzec, Stephen C. Mitchell and David E. Weiss are the current Class I directors who have been nominated for re-election to the Board. Each of the nominees has agreed to serve as a director if elected. The Class I directors elected at the annual meeting will serve until the 2008 Annual Meeting of Shareholders or until their successors are elected and qualified.

We have no reason to expect that any of the nominees will fail to be a candidate at the annual meeting and, therefore, do not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as a director, proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

The Board of Directors recommends that you vote FOR the three Class I nominees for director. Unless authority for one or more of the nominees is withheld, proxies will be voted FOR the election of each of Messrs. Marzec, Mitchell and Weiss for a three-year term expiring at the 2008 Annual Meeting of Shareholders. In accordance with a recent change in Minnesota law, the nominees for election as Class I directors will be elected by a plurality of the votes cast at the annual meeting. This means that since shareholders will be electing three Class I directors, the three nominees receiving the highest number of votes will be elected.

The nominees for election as directors and the directors whose terms of office will continue after the annual meeting have provided the following information about themselves.

Class I Directors – Nominees for Terms Expiring in 2008

Robert J. Marzec, age 60

Retired Audit Partner of PricewaterhouseCoopers, an international public accounting firm, having worked for PricewaterhouseCoopers in Assurance and Business Advisory Services (financial and regulatory reporting) from 1966 to 2002 and serving as Managing Partner of the Minneapolis office of PricewaterhouseCoopers from 1991 to 1998. Mr. Marzec is also a director of Health Fitness Corporation and Medtox Scientific, Inc. Director since 2005.

Stephen C. Mitchell, age 61

President and Chief Operating Officer of The Knight Group, LLC, a privately held professional services company, since 2001. Vice Chairman of Knight Facilities Management, Inc., a privately held contract facilities management firm, since 1995. President and Chief Operating Officer of Lester B. Knight & Associates, also a privately held professional services company, from 1975 to 2001. Director since 1996.

David E. Weiss, age 61

Retired Chairman, President and Chief Executive Officer of Storage Technology Corporation, a developer, manufacturer and distributor of data storage solutions for the management, retrieval and protection of business information, a position he held from 1996 to 2000. Various other executive positions with Storage Technology from 1991 to 1996 including Chief Operating Officer, Executive Vice President, Senior Vice President for Marketing and Strategic Planning, and Vice President – Global Marketing. Various engineering management positions with IBM Corporation from 1967 to 1991. Director since 2005.

Class II Directors – Terms Expiring in 2006

Bernard P. Aldrich, age 55

President, Chief Executive Officer and a director of Rimage Corporation, a leading designer and manufacturer of on-demand publishing and duplicating systems for CD-recordable and DVD-recordable media, since December 1996. President of several manufacturing companies controlled by Activar, Inc., an industrial plastics and construction supply company, from 1995 to 1996. President of Colwell Industries, a company that designs, manufactures and distributes color merchandising tools, from 1992 to 1994. Chief Financial Officer of Advance Machine Co., a manufacturer and supplier of equipment for the commercial floor care industry, from 1973 to 1991. Director since 1999.

Russell Huffer, age 55

Chairman of Apogee since 1999 and Chief Executive Officer and President of Apogee since 1998. Various senior management positions with Apogee or our subsidiaries since 1986. Mr. Huffer is also a director of Hutchinson Technology Incorporated. Director since 1998.

John T. Manning, age 56

Retired Vice Chairman and Audit Partner of BDO Seidman, LLP, the U.S. member firm of the BDO International network, an international public accounting firm, having worked for BDO Seidman in various management and audit positions from 1973 to 1999, including Vice Chairman from 1995 to 1999, Managing Partner of the Richmond, Virginia office from 1990 to 1991, and Audit Partner from 1978 to 1991. Various management positions with BDO International from 1992 to 1995. Director since 2005.

Class III Directors – Terms Expiring in 2007

Jerome L. Davis, age 49

Global Vice President, Service Excellence of Electronic Data Systems Corporation, a business and technology services company, since 2003. Chief Client Executive Officer of Electronic Data Systems from 2002 to 2003. President, Americas – Business Process Management of Electronic Data Systems from 2001 to 2002. President and Executive Officer of the Commercial Solutions Division of Maytag Corporation, a home and commercial appliance company, from 1999 to 2001. Senior Vice President, Sales and Officer – Appliances of Maytag Corporation from 1998-1999. Various senior management positions with Frito-Lay, Inc., a consumer packaged foods company, from 1992 to 1998. Various sales management and sales positions with The Proctor and Gamble Company, a consumer products company, from 1977 to 1992. Director since 2004.

James L. Martineau, age 64

Retired Executive Vice President of Apogee, a position he held from 1996 to 1998. Various senior management positions with Apogee since 1971. Mr. Martineau is also a director of Pinnacle Entertainment, Inc. Director since 1973.

Michael E. Shannon, age 68

President of MEShannon & Associates, Inc., a consulting firm specializing in corporate finance and investments, since 2000. Chairman of Ecolab Inc., a developer and marketer of premium cleaning, sanitizing and maintenance products and services, from 1996 through 1999. Chief Administrative Officer of Ecolab from 1992 through 1999 and Chief Financial Officer of Ecolab from 1984 through 1999. Mr. Shannon is also a director of CenterPoint Energy, Inc., Clorox Company and NACCO Industries, Inc. Director since 1998.

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to exemplary corporate governance. In October 1999, we adopted a Code of Business Ethics and Conduct. This code is a statement of our high standards for ethical behavior and legal compliance, and it governs the manner in which we conduct our business. A copy of our Code of Business Ethics and Conduct can be found on our website at www.apog.com by clicking on Investor Relations, Corporate Governance, then Code of Conduct. In April 2004, the Board of Directors adopted the Apogee Enterprises, Inc. Corporate Governance Guidelines to provide a framework within which directors and management can effectively pursue our objectives for the benefit of our shareholders. Our Corporate Governance Guidelines may also be found at www.apog.com by clicking on Investor Relations, then Corporate Governance. The Nominating and Corporate Governance Committee annually reviews the charters of the Board committees in response to regulatory requirements, evolving “best practices,” the results of the annual Board and committee evaluations and concerns of our shareholders and recommends amendments to the charters to the Board. The Board most recently amended the Audit Committee, Compensation Committee and Finance Committee charters, which, along with the Nominating and Corporate Governance Committee charter, may be found at www.apog.com by clicking on Investor Relations, then Corporate Governance.

Board Independence

Our Board of Directors has determined that each of our directors is independent under the Nasdaq listing standards, except for Russell Huffer, who serves as our Chairman and Chief Executive Officer, Mark A. Burke, who served as a consultant to us during fiscal 2005 and 2006, and James L. Martineau, who served as our Executive Vice President until 1998 and as a consultant to us during fiscal 2002. Each of our Audit, Compensation and Nominating and Corporate Governance committees is composed only of independent directors. In making the independence determinations, our Nominating and Corporate Governance Committee reviewed all of our directors’ relationships with Apogee based primarily on a review of the responses of the directors to questions regarding employment, business, familial, compensation and other relationships with Apogee and our management.

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and four standing committees: Audit, Compensation, Nominating and Corporate Governance, and Finance. Each of the standing committees has adopted and operates under a written charter. Each committee member identified below has served on the indicated committee since the 2004 Annual Meeting of Shareholders, except as noted below, and will continue to serve on the indicated committee through the 2005 Annual Meeting of Shareholders.

The Board of Directors held six meetings during the last fiscal year. Each director attended more than 75% of the total meetings of the Board and Board committees on which the director served during fiscal 2005.

Audit Committee

Members:	Barbara B. Grogan, Chair Bernard P. Aldrich Jerome L. Davis	John T. Manning Robert J. Marzec

The Audit Committee oversees our financial reporting process (including our system of financial controls and internal and external auditing procedures), oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices, and assesses and establishes policies and procedures to manage our business and financial risk. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Messrs. Davis, Manning and Marzec have served as members of the Committee since July 2004, January 2005 and January 2005, respectively. The Audit Committee charter was amended in January 2005. A copy of the Audit Committee charter, as amended, may be found on our web site at www.apog.com by clicking on Investor Relations, then Corporate Governance. All of the Audit Committee members meet the existing independence and experience requirements of the Nasdaq listing standards and the Securities and Exchange Commission. Our Board of Directors has identified Bernard P. Aldrich,

John T. Manning and Robert J. Marzec to be audit committee financial experts under the rules of the Securities and Exchange Commission. The Audit Committee held 13 meetings during fiscal 2005.

Compensation Committee

Members:	Michael E. Shannon, Chair Bernard P. Aldrich Jerome L. Davis	Stephen C. Mitchell David E. Weiss

The Compensation Committee determines the salary and other compensation of all of our elected officers and senior management. The Compensation Committee also administers our 2002 Omnibus Stock Incentive Plan, 1997 Omnibus Stock Incentive Plan, Amended and Restated 1987 Stock Option Plan, Amended and Restated 1987 Partnership Plan, Executive Management Incentive Plan, Officer’s Supplemental Executive Retirement Plan, Executive Supplemental Plan, which we refer to as the “Restoration Plan”, and 1986 Deferred Incentive Compensation Plan. Mr. Weiss has served as a member of the Committee since January 2005. The Compensation Committee charter was amended in January 2005. A copy of the Compensation Committee charter may be found on our web site at www.apog.com by clicking on Investor Relations, then Corporate Governance. All of the Compensation Committee members meet the existing independence requirements of the Nasdaq listing standards. The Compensation Committee held five meetings during fiscal 2005.

Nominating and Corporate Governance Committee

Members:	Stephen C. Mitchell, Chair Barbara B. Grogan	J. Patrick Horner Michael E. Shannon

The Nominating and Corporate Governance Committee periodically assesses the organization’s adherence to our mission and principles, reviews our organizational structure and succession plans, makes recommendations to the Board regarding the composition and responsibilities of Board committees, determines the compensation for directors and annually conducts a review of the performance of Board committees and the Board as a whole. Members of the Nominating and Corporate Governance Committee also annually conduct a review of the performance of the Chief Executive Officer.

In addition, the Nominating and Corporate Governance Committee recommends new director nominees to the Board and considers qualified nominees recommended by shareholders. The Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. Minimum criteria for director nominees are set forth in our Corporate Governance Guidelines. Director candidates should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stakeholders. Candidates must also have an inquisitive and objective perspective, practical wisdom and mature judgment, and be willing and able to challenge management in a constructive manner. We endeavor to have our Board represent diverse skills and experience at policymaking levels in aspects of business relevant to our activities. The Board also strives for a membership that is diverse in gender, ethnicity, age and geographic location. In addition, director candidates must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time.

The Nominating and Corporate Governance Committee is responsible for establishing and implementing procedures to identify and review the qualifications of all nominees for Board membership. The Committee considers nominations of director candidates made by current directors, an independent search firm, if one is engaged, senior management and our shareholders. The Nominating and Corporate Governance Committee’s procedures include making a preliminary assessment of each proposed nominee, based upon the individual’s resume and biographical information, an indication of the individual’s willingness to serve and other background information, business experience and leadership skills, all to the extent available and deemed relevant by the Committee. All director candidates who continue in the process are then interviewed by members of the Committee and a majority of the other current directors. The Committee makes recommendations to the Board for inclusion in the slate of directors at an annual or special meeting of shareholders, or for appointment by the Board to fill a vacancy. The Committee applies its director candidate selection criteria, including a director’s past contributions to the Board, effectiveness as a director and desire to continue to serve as a director, prior to recommending a director to stand for re-election for another term. The Board and committee evaluation process established by the Nominating and Corporate Governance Committee is an important determinant for Board tenure.

The Nominating and Corporate Governance Committee charter was amended in January 2004. A copy of the Nominating and Corporate Governance Committee charter may be found on our web site at www.apog.com by clicking on Investor Relations then Corporate Governance. All of the Nominating and Corporate Governance Committee members meet the existing independence requirements of the Nasdaq listing standards. The Nominating and Corporate Governance Committee held six meetings during fiscal 2005.

Finance Committee

Members:	J. Patrick Horner, Chair Mark A. Burke Jerome L. Davis	John T. Manning James L. Martineau

The Finance Committee is responsible for overseeing our financial strategy, long-range financial objectives and financial condition. It makes recommendations to the Board of Directors with respect to our financial policies and standards, new or amended credit facilities and other forms of indebtedness for borrowed money, appropriate debt limits, financing arrangements, share repurchase programs, stock splits, quarterly dividend declarations and issuances of equity and debt securities for the purpose of raising capital. In addition, the Finance Committee oversees our compliance with financial covenants contained in our credit facility and other long-term debt, the implementation and financing of our material company-wide information technology systems, and our risk-related insurance programs and reviews our annual capital budget, our process for evaluating and approving capital expenditure projects, the performance of our 401(k) retirement plan, our tax strategies and the impact of tax law changes expected to have a material impact on our financial results. Messrs. Burke and Manning have served as members of the Committee since July 2004 and January 2005, respectively. The Finance Committee Charter was amended in January 2005. A copy of the Finance Committee charter may be found on our website at www.apog.com by clicking on Investor Relations, then Corporate Governance. The Finance Committee held two meetings during fiscal 2005.

Executive Sessions of the Board

During each regular Board meeting, our non-employee directors meet in executive session without the Chairman and Chief Executive Officer or any other member of management being present. In addition, at least twice annually, our non-employee directors who meet the independence requirements of the Nasdaq listing standards meet in executive session without any director who does not meet such independence requirements or any member of management being present. Ordinarily, the Chair of the Nominating and Corporate Governance Committee presides at such sessions; however, the chair of the Audit, Compensation or Finance committee may preside at sessions if the principal items to be considered are within the scope of authority of his or her committee.

Procedures for Shareholder Recommendations or Nominations of Director Candidates

A shareholder who wishes to recommend a director candidate to the Board for nomination by the Board at the annual meeting or for vacancies of the Board that arise between meetings must provide the Nominating and Corporate Governance Committee with sufficient written documentation to permit a determination by the Board as to whether such candidate meets the required and desired director selection criteria set forth in our bylaws, our Corporate Governance Guidelines and the factors discussed above. Such documentation and the name of the director candidate must be sent by U.S. mail to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders. Our Corporate Secretary will send properly submitted shareholder recommendations to the Chair of the Nominating and Corporate Governance Committee for consideration at a future Committee meeting. Individuals proposed by shareholders in accordance with these procedures will receive the same consideration as individuals proposed to the Nominating and Corporate Governance Committee by other sources.

Alternatively, shareholders may directly nominate a person for election to our Board of Directors by complying with the procedures set forth in our bylaws and the rules and regulations of the Securities and Exchange Commission. You may request a copy of our bylaws by contacting our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders. Any shareholder nominations of director candidates for the 2006 election of directors should be submitted to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders no later than February 21, 2006.

Director Compensation and Related Policies

Retainer and Fees

Our non-employee directors receive an annual retainer plus a fee of $1,000 for each meeting of the Board of Directors or its committees attended either in person or by telephone. The annual retainer for non-employee directors increased from $18,000 to $28,000, effective July 1, 2004. In addition, effective July 1, 2004, we began paying an annual retainer of $8,000 to the Chair of the Audit Committee. The meeting fee for the chair of the Audit Committee is $2,500 for each Audit Committee meeting chaired. The meeting fee for the chair of the Compensation, Nominating and Corporate Governance, and Finance committees is $1,500 for each such committee meeting chaired.

Stock Options

Non-employee directors also receive both an automatic fixed grant of options to purchase 4,000 shares of our common stock and a variable, dollar-denominated stock option grant such that the total number of shares subject to both types of options will provide our non-employee directors with total dollar-denominated, equity-based compensation equal to the dollar-denominated, equity-based compensation received by non-employee directors in the 50th percentile of a comparator group of public companies. However, the total number of shares subject to both types of options granted in any one calendar year may not exceed 10,000 shares per non-employee director. These stock options vest in full six months after the date of grant and have an exercise price equal to the fair market value of our common stock on the date of grant. The table captioned “Security Ownership of Management” on page 7 includes the options granted to the non-employee directors in fiscal 2005. The per share exercise price of the options granted in fiscal 2005 was $11.26 for the automatic stock option grants issued to non-employee directors on the date of the 2004 Annual Meeting of Shareholders, $13.25 for the stock option grant to Mr. Burke when he joined the Board on October 6, 2004, and $13.03 for the stock option grants to Messrs. Manning, Marzec and Weiss when they joined the Board on January 24, 2005.

Employee Stock Purchase Plan

Non-employee directors also may elect to participate in our employee stock purchase plan. Under the plan, participants can purchase our common stock by contributing up to $500 per week, with Apogee contributing an amount equal to 15% of each participant’s weekly contribution. For fiscal 2005, we contributed $1,440 to the employee stock purchase plan for the benefit of all non-employee directors as a group.

Deferred Compensation Plan for Non-Employee Directors

Non-employee directors also may elect to participate in our Deferred Compensation Plan for Non-Employee Directors. This plan was adopted by the Board of Directors in October 1998 and approved at the 1999 Annual Meeting of Shareholders to encourage the non-employee directors to continue to make contributions to the growth and profits of Apogee and to increase their ownership of shares of our common stock, thereby aligning their interests in the long-term success of Apogee with that of our other shareholders. Under the plan, participants may defer a portion of their annual retainer and meeting fees into deferred stock accounts. We match 10% of the elected deferral. Each participating director receives a credit of shares of our common stock in an amount equal to the amount deferred divided by the fair market value of one share as of the crediting date. These accounts also are credited, as of the crediting date, with an amount equal to the dividend paid on one share of our common stock multiplied by the number of shares credited to each account. Participating directors may elect to receive the amounts credited to their accounts at a fixed date, at age 70 or following death or retirement from the Board of Directors. The amounts will be paid out in the form of shares of our common stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, at the participating director’s election. This plan is an unfunded, book-entry, “phantom stock unit” plan as to which no trust or other vehicle has been established to hold any shares of our common stock. For fiscal 2005, we matched an aggregate of $7,392 in deferrals made by all non-employee directors as a group to the Deferred Compensation Plan for Non-Employee Directors.

Group Medical and Dental Insurance Plan

Non-employee directors also may elect to participate in our group welfare plan, which provides medical and dental insurance coverage to our employees. Non-employee directors may obtain single or family medical and dental coverage on the same terms as our employees. This benefit was adopted by the Board of Directors in October 2004. During fiscal 2005, none of our non-employee directors elected to participate in our group welfare plan.

Charitable Matching Contributions Program for Non-Employee Directors

In October 2004, the Board of Directors adopted a charitable matching contributions program for eligible non-employee directors. Under the plan, we will match cash or publicly traded stock contributions made to cultural, educational, social, medical or health related charitable organizations that are exempt from federal income tax and qualify as a charity to which individuals can make a tax-deductible contribution. The maximum amount that will be matched by us is $2,000 per eligible non-employee director per calendar year. During fiscal 2005, we made charitable matching contributions totaling $12,000 to match contributions made by all non-employee directors as a group.

Consulting Arrangement with Mark A. Burke

Between December 2004 and April 2005, Mr. Burke, a non-employee director, provided nine days of consulting and advisory services to us. We paid Mr. Burke $23,280 for his services and reimbursed him $4,570 for reasonable out-of-pocket disbursement, travel and other business expenses associated with performing services for us. We do not anticipate that Mr. Burke will provide additional consulting and advisory services to us in fiscal 2006.

Consulting Agreement with James L. Martineau

Pursuant to a consulting agreement with Mr. Martineau, a non-employee director, that terminated on July 1, 2001, we are required to reimburse Mr. Martineau for health insurance premiums paid by Mr. Martineau through September 1, 2005. Mr. Martineau did not receive any reimbursement of health insurance premiums during fiscal 2005.

Policy Regarding Service on Other Boards

Our Board of Directors has established a policy that restricts our directors from serving on the boards of directors of more than four other publicly held corporations unless approved by the majority of the directors.

Policy Regarding Attendance at Annual Meetings

We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Last year all of our directors whose term of office continued after the annual meeting of shareholders attended the meeting.

Retirement Policy

Our Board of Directors has established a policy that, unless otherwise approved by a majority of the directors, no individual may be nominated to serve as a director if the term of service would expire more than one year after such individual’s 70th birthday.

EXECUTIVE COMPENSATION

Compensation Committee Report

Governance

The Compensation Committee is responsible for:

•	establishing Apogee’s compensation philosophy;

•	establishing compensation programs that comply with our compensation philosophy;

•	determining the compensation of Apogee’s executive officers and other members of senior management;

•	administering Apogee’s omnibus stock incentive plans;

•	administering Apogee’s individual cash incentive plans for executive officers and other members of senior management; and

•	administering Apogee’s deferred compensation plans for executive officers and other members of senior management.

The Committee operates under a written charter, which we annually review. To assist in performing our duties and to enhance our objectivity and independence, the Committee has authority to obtain, and periodically obtains, advice and recommendations from an outside compensation consultant retained by the Committee and reviews independent compensation data from other companies of similar size and complexity.

The Committee is composed entirely of non-employee directors, all of whom are independent in accordance with the Nasdaq listing standards. During fiscal 2005, the members of the Committee were Messrs. Aldrich, Davis, Mitchell, Shannon and Weiss.

Philosophy

In establishing our objectives for executive compensation, the Committee desires to acknowledge the entrepreneurial style that we believe forms a strong component of Apogee’s history, culture and competitive advantage and to place increasing emphasis on long-term business development and the creation of shareholder value. Therefore, a significant portion of total compensation is performance-based.

The objectives of our executive compensation program are to:

•	Promote the achievement of strategic objectives that the Board and management believe will lead to long-term growth in shareholder value;

•	Attract, retain and motivate high-performing executive officers by rewarding outstanding performance and offering total compensation that is competitive with that offered by similarly situated companies; and

•	Align the interests of executive officers with those of Apogee and our shareholders by making incentive compensation largely dependent upon the achievement by our business units or Apogee as a whole based on specified performance goals.

In fiscal 2003, with the assistance of an independent outside compensation consultant, the Committee performed a comprehensive analysis of executive compensation using independent compensation data from companies of similar size and complexity, and reviewed our executive compensation system and practices. The Committee concluded that no major changes to our compensation system or practices were required at that time.

In fiscal 2004, in light of the significant changes to Apogee’s business that had recently occurred (primarily, the disposition of our retail auto glass repair and replacement business), the Committee began reevaluating the executive compensation program with the help of an outside consultant retained by the Committee, Mellon Human Resources & Investor Solutions (“Mellon”). This review was completed in fiscal year 2005 and, as a result, the Committee decided to revise significantly Apogee’s executive compensation program. The new program is being implemented in fiscal 2006 and is described below under “New Compensation Program for Fiscal 2006” on page 22.

Base Salary

The Committee annually reviews the base salaries of our executive officers. In determining an executive officer’s base salary, the Committee takes into account the executive officer’s level of responsibility, experience and performance in relation to that of Apogee and similar companies. Base salaries generally are targeted to be at the median of executive base salaries for companies of similar size and complexity that are representative of the industries in which Apogee competes. The companies are selected by the Committee based on recommendations from an independent compensation consultant. Based on the results of the independent compensation survey commissioned by the Committee in fiscal 2003, the base salaries of our executive officers for fiscal 2005 generally were somewhat above the average base salaries of executive officers in similar positions for comparable companies. It is the Committee’s intention to bring the base salaries back to the 50th percentile over time.

Annual Incentives

Executive Management Incentive Plan

At the 2002 Annual Meeting, our shareholders approved the Executive Management Incentive Plan (the “Executive MIP”), an incentive compensation program in which our executive officers may participate, at the discretion of the Committee. The Executive MIP provides participating executive officers with annual incentive awards based on the attainment of one or more predetermined, objective performance goals during a particular fiscal year. These goals are established by the Committee no later than 90 days after the beginning of a fiscal year. The goals may apply to the individual officers participating in the Executive MIP, an identifiable business unit or Apogee as a whole, or any combination thereof, and must be based on one or more of the following business criteria:

•	earnings (whether before or after taxes);

•	cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination of these measures);

•	earnings per share (basic or diluted); and

•	total shareholder return or profitability, or both, as measured by one or more of the following accounting ratios: return on revenue, return on assets, return on equity, return on invested capital and return on investments.

For our chief executive officer, the target and potential range of annual bonus awards under the Executive MIP may be between zero and 150% of the chief executive officer’s annual base compensation. For our executive vice presidents, chief financial officer and general counsel, the target and potential range may be between zero and 100% of the participant’s annual base compensation. For other participants, the Committee has discretion to establish targets and ranges. The maximum bonus that may be paid to any participant pursuant to the Executive MIP in any fiscal year is $1,500,000. The Committee has complete discretionary authority to reduce the amount of a bonus that otherwise would be payable to any participant under the Executive MIP. The incentive award is payable in the form of cash or stock. Participants are entitled to defer part or all of an annual bonus payment under Apogee’s deferred compensation plans.

For fiscal 2005, the Committee set an earnings per share target of $0.60 and a return on invested capital target of 6.56%. Only Mr. Huffer participated in the Executive MIP during fiscal 2005, and all annual incentive awards granted to Mr. Huffer for fiscal 2005 were made under the Executive MIP. See “Chief Executive Officer Compensation” on page 20.

Individual Cash Bonus Plans

Executive officers who are not selected by the Committee to participate in the Executive MIP during a particular fiscal year may earn annual incentive compensation under individualized cash bonus plans. At the beginning of each fiscal year, the Committee reviews and approves plans presented by the chief executive officer for the other executive officers. Each plan contains specific financial objectives, such as business unit profitability, the profitability of Apogee as a whole, and return on invested capital, and may include specific objectives for business, organizational and personal development. For fiscal 2005, the specific financial goals set for Apogee officers were earnings per share and net sales. For fiscal 2005, the non-financial objectives set for Apogee officers focused primarily on savings from Six Sigma activities and the progress of the strategic initiatives. The Committee then evaluates each executive officer with respect to his or her financial targets and non-financial performance objectives. The Committee’s policy is to pay a bonus to an executive officer only when the financial performance thresholds applicable to that executive officer have been met. The Committee also may reward executive officers for meeting their non-financial objectives. Exceeding all the targets for the annual financial objectives and meeting all the annual non-financial objectives usually provides the executive officer with the opportunity to earn total cash compensation (base salary and annual incentives) in the upper quartile of that paid by companies of similar size and complexity. For fiscal 2005, the range of bonus payments to executive officers under individualized cash bonus plans (excluding the payments to executives in lieu of issuance of stock options based on fiscal 2005 performance), as a percentage of base pay, ranged from 43% to 82%.

Long-Term Incentives

Partnership Plan

Since 1987, our executive officers, along with other employees selected by the Committee, have been eligible to participate in our Amended and Restated 1987 Partnership Plan. Under the Partnership Plan, prior to the beginning of each fiscal year, each participant may elect to defer up to 50% of any annual incentive compensation (either cash or shares of our common stock) that may be earned by the participant with respect to that fiscal year, for a period of time selected by the participant (but that generally must be at least five years from the date of deferral). There is no maximum dollar limit on the amount that may be deferred each year. The deferred cash amounts are invested in shares of our common stock. Although all shares in the participant’s account vest immediately, they are restricted in that they are held in trust for the benefit of the participant during the deferral period and may not be transferred by the participant during the deferral period.

We match 100% of the deferred amount in the form of restricted shares of our common stock. The restricted shares vest in equal, annual increments over periods ranging from one to 10 years, as determined by the Committee. In the table entitled “Summary Compensation Table” on page 24, the deferred amount and our match are shown in the column labeled “Restricted Stock Awards.” No other restricted stock grants have been made to executive officers in the three-year period covered by the Summary Compensation Table.

After careful review in connection with the Committee’s overall analysis of Apogee’s executive compensation program, the Committee has determined to cease offering participation in the Partnership Plan for fiscal 2006 and beyond. As described below on page 22, the Partnership Plan will not be part of the new executive compensation program.

Stock Incentive Plans

Executive officers are also eligible to receive grants under our omnibus stock incentive plans. Stock options granted to our chief executive officer are based on the Board’s evaluation of his performance against certain agreed upon objectives. For other officers, grants are related to performance and the competitiveness of the total compensation package.

During fiscal 2005, stock option grants to executive officers were made under both our 1997 Omnibus Stock Incentive Plan and our 2002 Omnibus Stock Incentive Plan, both of which were shareholder-approved and are administered by the Committee.

Under both the 1997 and the 2002 plans, the exercise price of any options granted must equal or exceed the market price of our common stock on the date the option is granted. As a result, the value of the options to the executive officers increases only as shareholder value increases. Options granted under the 1997 plan typically vest incrementally over three to five years from the grant date. Options granted under the 2002 plan typically vest incrementally over two to five years from the grant date. The table entitled “Option Grants in Last Fiscal Year” on page 26 indicates option grants made during fiscal 2005 to the executive officers named in the Summary Compensation Table. Option grants have generally been made to a broad base of participants that includes employees at various levels of management, both at the corporate office and at the business units.

As noted below under “New Compensation Program for Fiscal 2006,” the Committee has determined to cease granting stock options on a regular basis and instead provide stock-settled SARs as a part of a revised long-term incentive compensation program. In addition, the Committee did not grant any stock options to executive officers and other employees based on fiscal 2005 performance and decided to offer such persons a one-time cash payment in lieu of issuance of stock options in the amount of $1.00 per option share.

Severance Agreements

Apogee has had in place severance agreements with its executive officers since 1999. During fiscal 2005, the Committee conducted a review of these severance agreements in comparison to evolving market practice. As a result of the Committee’s review, the Committee determined to terminate Apogee’s old severance agreements and approved new severance agreements which contain terms that are more consistent with the terms of severance agreements in today’s market but which overall are not substantially different from the terms of the old severance agreements. The old severance agreements provided that, in the event of a change in control of Apogee (as “change in control” is defined in the agreements), each executive officer would have specific rights and receive specified benefits if the executive officer is terminated without cause or the executive officer voluntarily terminates his or her employment for “good reason” (as defined in the agreements) within two years after the change in control, or if the executive officer voluntarily terminates his or her employment for any reason during the thirteenth month following a change in control. In addition to a few minor revisions, the Committee determined to delete the thirteenth month “free-look” provision from Apogee’s new severance agreements. The Committee believed that such changes put Apogee’s severance agreements more in line with current market practice. On January 5, 2005, Apogee’s executive officers executed the new severance agreements, which were effective as of January 1, 2005. Additional information regarding the new severance agreements is provided on page 28.

Stock Ownership Guidelines

The Committee believes that executive officers should have a significant equity interest in Apogee. We established voluntary stock ownership guidelines for our executive officers in 2001. The guidelines encourage share ownership by our executive officers in an amount having a market value of a multiple of the individual’s annual base salary, to be achieved within five years of becoming an executive officer. The Committee periodically reviews share ownership levels of the executive officers. The guideline is five times annual base salary for the Chief Executive Officer, three times annual base salary for executive vice presidents, Chief Financial Officer and General Counsel, and two times annual base salary for other officers. As of the end of fiscal 2005, our Chief Executive Officer, Executive Vice President, General Counsel, Vice President and Treasurer, and Vice President of Strategy and Planning had achieved their guidelines.

Chief Executive Officer Compensation

Mr. Huffer was elected to the position of Chief Executive Officer in January 1998. His base salary, which was not increased in fiscal 2005, is $600,000. Annually, the Board analyzes our chief executive officer against agreed-upon objectives. The objectives for fiscal 2005 were based on increasing shareholder value, strategy implementation, succession planning, leadership, Board relations, investment community relations and Six Sigma. This evaluation is a primary criterion used by the Committee in determining the appropriate pay level for our chief executive officer. Although his base salary leaves Mr. Huffer above the median base pay level for chief executive officers of similar companies, his total compensation is considered competitive by the Committee. As previously noted, Mr. Huffer participated in the Executive MIP for fiscal 2005, and he met the earnings per share financial performance target and return on invested capital threshold established at the beginning of fiscal 2005 for determination of his annual incentive bonus award under the Executive MIP. Accordingly, the Committee awarded Mr. Huffer a bonus of $582,000 under the Executive MIP. For fiscal 2005, the performance targets established were an earnings per share of $0.60 and a return on invested capital of 6.56%. The sum of Mr. Huffer’s base salary, annual incentive bonus and cash payment in lieu of issuance of stock options based on fiscal 2005 performance, $1,271,330, is in the third quartile of compensation for similar officers in comparable companies as determined by the independent compensation consultant market survey.

Mr. Huffer was granted stock options in April 2004 to purchase an aggregate of 78,000 shares of our common stock. The exercise price of the April 2004 option grant is $11.86 per share, representing the fair market value of our common stock on the date of grant. A portion of the option was granted under the terms of the 1997 Omnibus Stock Incentive Plan, and the remainder was granted under the terms of the 2002 Omnibus Stock Incentive Plan. The Committee determined the amounts of the grants based on the Board’s annual evaluation of Mr. Huffer against his agreed upon performance objectives for fiscal 2004. In making these grants, the Committee took into consideration that Mr. Huffer will only benefit from the options if he achieves significant improvements for Apogee, and that Mr. Huffer’s total compensation will be competitive with chief executive officers of similar companies.

Section 162(m) Policy

Under Section 162(m) of the U.S. Internal Revenue Code, we must meet specified requirements related to our performance and shareholder approval of certain compensation arrangements in order for us to fully deduct compensation in excess of $1,000,000 paid to any executive officer named in the Summary Compensation Table. The Executive MIP was approved by shareholders in 2002 and includes specific performance criteria; therefore, annual incentive awards granted under the Executive MIP are deemed to meet the requirements of Section 162(m) for deducting compensation in excess of $1,000,000. The Committee believes that compensation paid pursuant to the Executive MIP will be deductible. Thus, compensation paid in fiscal 2005 subject to the Section 162(m) cap is not expected to exceed $1,000,000 for any executive officer named in the Summary Compensation Table. Therefore, the Committee believes that Apogee will not be subject to any Section 162(m) limitations on the deductibility of compensation paid to the executive officers named in the Summary Compensation Table for fiscal 2005.

The shareholders approved the 1997 Omnibus Stock Incentive Plan at the 1997 Annual Meeting of Shareholders and approved the 2002 Stock Incentive Plan at the 2002 Annual Meeting of Shareholders so that compensation attributable to stock options and certain other awards granted under those plans may be excluded from the $1,000,000 million cap as well. Additionally, cash compensation voluntarily deferred by the executive officers named in the Summary Compensation Table under Apogee’s deferred compensation plans is not subject to the Section 162(m) cap until the year paid.

The Committee intends to continue its practice of paying competitive compensation to attract, retain and motivate executive officers to manage our business in the best interests of Apogee and our shareholders, and we therefore may choose to provide non-deductible compensation to our executive officers if we deem such compensation to be in the best interests of Apogee and our shareholders.

Review of All Components of Executive Compensation

The Committee has reviewed all components of the compensation paid during fiscal 2005 to the executive officers named in the Summary Compensation Table, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to the executive and cost to Apogee of all perquisites and other personal benefits, the earnings and accumulated payout obligations under Apogee’s deferred compensation plans, the actual projected payout obligations under Apogee’s supplemental retirement income plan and under several potential severance and change-in-control scenarios.

Committee’s Conclusion

Based on this review, the Committee finds the total compensation paid during fiscal 2005 to the executive officers named in the Summary Compensation Table in the aggregate to be reasonable and not excessive. The Committee specifically considered that we do not maintain any employment contracts with such individuals and, as disclosed above, utilized the services of Mellon to perform competitive peer analysis. It should be noted that, when the Committee considers any component of the total compensation paid during fiscal 2005 to the executive officers named in the Summary Compensation Table, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option and restricted stock gains are taken into consideration in the Committee’s decisions.

The Committee believes the executive compensation policies and actions reported above reflect decisions which are consistent with the overall beliefs and objectives of Apogee.

New Compensation Program for Fiscal 2006

As a result of the recent evaluation of our executive compensation program by an outside consultant retained by the Committee, Mellon, the Committee has implemented a new executive compensation program for fiscal 2006 (the “New Program”). The New Program is designed to be more closely tied to longer-term (i.e. three-year) sustained performance. The New Program is designed to maintain current levels of total compensation paid to our executives if performance objectives are attained, but shifts the focus away from annual incentives and towards long-term incentives. In addition, the Committee has determined that Apogee’s Partnership Plan, through which executives and other participants could defer annual bonuses in exchange for receiving shares of Apogee common stock having a value of 100% of the cash deferred, no longer served the goals for which it was originally implemented in 1987. In summary, under the New Program, a greater portion of total compensation will be delivered to executives through long-term incentives funded by shifts out of annual incentives and the elimination of participation in Apogee’s Partnership Plan for fiscal 2006 and beyond. More information regarding the New Program is provided below.

Base Salary

All executive base salaries remain unchanged because of the New Program. The New Program maintains the goal of achieving the same level of competitiveness with the 50th percentile of the comparative group of comparable companies, in terms of base salary and total wealth.

Annual Incentives

Under the New Program, the value of target annual incentives was reduced by 33% to 50% of former levels for all executives. These amounts were shifted to long-term incentives. This change should not negatively affect executive cash compensation due to the fact that most executives have historically elected to defer the maximum 50% of their annual incentives into the Partnership Plan.

Under the New Program, annual incentives are entirely based on objective financial performance metrics at all levels of the organization. The following performance metrics will be used for fiscal 2006 for executives who are not participating in our Executive MIP: (1) revenue and earnings per share at the corporate level, (2) revenue and earnings before taxes at the segment level, and (3) revenue and earnings before taxes at the business unit level. For fiscal 2006, Mr. Huffer is the only participant in our Executive MIP and his objective financial performance metrics are earnings per share and return on invested capital. For each of the performance metrics there is a threshold, target and maximum performance level, which will be initially determined by management, recommended to the Committee for its consideration and approved (as modified, in its discretion) by the Committee annually. If the threshold performance level is achieved, 50% of the target award will be paid to the executive, and if the maximum performance level is achieved, 150% of the target award will be paid to the executive. For all performance levels between these levels, awards will be linearly interpolated.

We expect the annual incentive targets under the New Program to bring Apogee back in line with competitive market 50th percentile without reducing overall total compensation.

Long-Term Incentives

Under the New Program, long-term incentive targets were increased and were “funded” by shifting amounts previously earned or awarded from the prior annual incentives program and the Partnership Plan, which is being discontinued going forward. In light of the new accounting rules requiring expensing of stock options, the Committee has determined to provide, pursuant to the New Program, long-term incentives through two alternative award vehicles that have a stronger linkage to performance: (1) performance shares and (2) stock appreciation rights, each of which is described below:

•	Performance Shares. At the beginning of each fiscal year, a new, three-year performance period begins and a fixed dollar value of performance shares will be granted to the participating executive officer and threshold, target and maximum award levels will be set. On the grant date the executive officer will receive (1) the number of shares of our common stock equal to the target number of performance shares (the “Issued Shares”) and (2) the right to receive an amount of additional shares of our common stock equal to the difference between the maximum number of performance shares and the target number of performance shares (the “Additional Shares” and, together with the Issued Shares, the “Performance Shares”). Upon issuance of the Issued Shares, the executive will have, subject to certain restrictions, all the rights of a shareholder with respect to the Issued Shares (including voting rights and the right to receive any dividends or other distributions (whether cash, stock or otherwise) paid on the Issued Shares during the performance period), unless and until such Issued Shares are forfeited. The number of Issued Shares that may be retained and the number of Additional Shares, if any, that may be issued is dependent on meeting pre-determined corporate financial performance goals, such as: (1) average return on invested capital, (2) cumulative earnings per share, and (3) market share growth, each of which will be equally weighted. The number of Performance Shares to which an executive will be entitled at the end of each performance cycle may vary between 0% and 200% of target, with a threshold performance level at which 50% of target will become vested. Because the performance period for the Performance Shares is three years, the Committee believes that the Performance Shares will have a strong retention value and allow for the cyclicality of its businesses, particularly those within its Architectural segment. If Apogee performs better than at threshold, more Performance Shares will vest. Likewise, the more our common stock price increases, the more valuable the Performance Shares will become.

•	Stock-Settled Stock Appreciation Rights (SARs). The SARs function in essentially the same manner as Apogee’s option program formerly did. A fixed dollar value of SARs will be granted annually at the beginning of each performance period. They will be granted with an exercise price equal to fair market value. The number of SARs to be granted will be based on competitive levels (as defined with the assistance of a compensation consultant to be retained by the Committee) and calculated by dividing target dollar value (measured using the Black-Scholes method) at the time of the award. Initially, each of these awards will vest evenly over a three-year period and have a ten-year term. Upon exercise of a SAR, the holder will receive the number of shares of Apogee common stock that has a total value which is equivalent to the difference between the exercise price of the SAR and the fair market value of our common stock on the date of exercise. The more our common stock price increases after the SAR grant date, the more valuable the SARs become. The Committee took into account the fact that stock-settled SARs will likely be less dilutive to Apogee shareholders than stock options and will further encourage long-term stock ownership levels, but would still provide executives with the same equity appreciation opportunity.

Committee’s Conclusion

The Committee believes that, under the New Program, Apogee’s mix of pay will be closer to evolving market practice. The Committee believes the New Program is consistent with Apogee’s overall compensation philosophy and will help to drive superior operating and financial performance at Apogee.

Compensation Committee of the Board of Directors of Apogee

Michael E. Shannon, Chair	Stephen C. Mitchell

Bernard P. Aldrich	David E. Weiss

Jerome L. Davis

Summary Compensation Table

The following table sets forth the cash and noncash compensation for services in all capacities for each of the last three fiscal years awarded to our Chief Executive Officer and our four other most highly compensated executive officers.

	Fiscal Year				Long-Term Compensation		All Other Compensation ($)(4)
		Annual Compensation(1)			Restricted Stock Awards ($)(3)	Securities Underlying Options (#)
Name and Principal Position		Salary ($)	Bonus ($)(2)
Russell Huffer	2005	600,000	380,330	(5)	656,496	78,000	25,583
Chairman, President and	2004	600,000	—		—	50,000	23,593
Chief Executive Officer	2003	597,231	226,448		452,896	80,000	84,952

Michael B. Clauer	2005	346,170	170,701	(5)	317,927	30,000	10,453
Executive Vice President	2004	317,108	50,000	(6)	—	22,500	9,812
	2003	313,315	94,410		188,820	30,000	25,177

William F. Marchido	2005	275,000	125,839	(5)	239,869	20,000	37,501
Chief Financial Officer(7)	2004	4,231	—		—	30,000	—
	2003	N/A	N/A		N/A	N/A	N/A

Patricia A. Beithon	2005	238,000	117,090	(5)	220,693	22,000	12,458
General Counsel and	2004	238,000	50,000	(6)	—	15,000	12,117
Corporate Secretary	2003	236,908	73,185		146,370	20,000	23,252

James S. Porter	2005	213,000	68,077	(5)	140,154	6,600	9,555
Vice President of	2004	199,538	50,000	(6)	—	4,500	9,881
Strategy and Planning	2003	198,115	40,397		80,795	6,000	10,846

(1)	Perquisites totaling less than the smaller of $50,000 or 10% of the total salary and bonus for any of the executive officers have been omitted.

(2)	The bonus amounts shown reflect only the cash portion of the annual bonus awarded in each fiscal year. For individuals in the Amended and Restated 1987 Partnership Plan, the remaining bonus amounts were deferred and are shown in the Restricted Stock Awards column, as further detailed below in note 3 to this table.

(3)

Restricted stock awards are made pursuant to the Amended and Restated 1987 Partnership Plan. Under the Partnership Plan, participants are given the opportunity to voluntarily defer up to 50% of their annual incentive compensation. The deferred amount is invested in shares of our common stock. The purchase price for the shares is the lesser of (a) the fair market value per share at the date of the participant’s election to defer and (b) the fair market value per share at the date the participant’s incentive compensation award is approved by the Compensation Committee. We match 100% of a participant’s deferred amount in the form of restricted stock, awarding the participant that number of shares of restricted stock that is equal to the number of shares purchased with the participant’s deferred amount. The individual’s deferred amount vests immediately; however, the shares are held in trust and are generally restricted for a period of not less than five years. Our match vests in equal, annual installments over periods of up to 10 years, as determined by the Compensation Committee. All shares issued pursuant to the Amended and Restated 1987 Partnership Plan are eligible to receive all declared dividends. The Partnership Plan has been eliminated from our compensation program for fiscal 2006, as more fully discussed on page 22.

The value of each executive officer’s restricted stock awards, as shown in the Restricted Stock Awards column, is calculated by multiplying the closing market price of our common stock on the respective dates of grant of the restricted stock awards by the number of shares awarded. The dates of grant for fiscal 2005 and 2003 were April 13, 2005 and April 10, 2003, respectively. Because the closing market price of our common stock on the date of grant of the awards may be higher than the actual purchase price for the shares, as described above, the value shown in the Restricted Stock Awards column may be higher than the aggregate of the participant’s deferred amount and the value of our match.

For each officer listed in the Summary Compensation Table, the total number of restricted shares held in trust pursuant to deferrals and matching awards under the Partnership Plan at the end of fiscal 2005 and the dollar value of those shares as of February 26, 2005, the last day of fiscal 2005, are listed below. The value of the shares is calculated by multiplying the number of shares in each account by the closing price of our common stock on the Nasdaq National Market on February 25, 2005 ($14.20), the last trading day of fiscal 2005.

		Shares Acquired with:
Officer	Years of Participation (#)	Deferred Amount (#)	Company Match (#)	Aggregate Value ($)
Russell Huffer	17	59,017	56,490	1,640,199
Michael B. Clauer	5	29,813	22,935	749,022
William F. Marchido	1	—	—	—
Patricia A. Beithon	5	40,021	29,037	980,624
James S. Porter	6	17,575	13,025	434,520

(4)	Represents the following amounts paid under (a) our 401(k) retirement plan and (b) our employee stock purchase plan, both of which are applicable to executive officers on the same basis as all eligible employees, and (c) interest related to the Executive Supplemental Plan (also called the “Restoration Plan”), which is designed to allocate to executive officers amounts not eligible for contributions under the qualified plans because of limitations imposed by the Internal Revenue Code: for Mr. Huffer, (a) $11,890, (b) $3,900 and (c) $9,793; for Mr. Clauer, (a) $8,610, (b) $1,095 and (c) $748; for Mr. Marchido, (a) $1,047, (b) $2,400 and (c) $0; for Ms. Beithon, (a) $9,840, (b) $1,560 and (c) $1,058; and for Mr. Porter, (a) $7,995, (b) $1,560 and (c) $0. The fiscal 2005 amount for Mr. Marchido also includes $34,054 for relocation expenses.

(5)	Includes a cash payment in lieu of issuance of stock options based on fiscal 2005 performance in the amount of $1.00 per share of options not issued: for Mr. Huffer, $89,330; for Mr. Clauer, $29,775; for Mr. Marchido, $19,510; for Ms. Beithon, $19,260; and for Mr. Porter, $5,955. The cash payments in lieu of issuance of stock options did not qualify for deferral under the Partnership Plan.

(6)	A special one-time transaction bonus was approved by the Compensation Committee and paid to key employees for their roles in the divestiture of Harmon Glass Company, our former wholly-owned subsidiary. These bonuses did not qualify for deferral under the Partnership Plan.

(7)	Mr. Marchido joined us on February 24, 2004.

Stock Options

The following tables summarize option grants and exercises during fiscal 2005 to or by the executive officers named in the Summary Compensation Table and the value of options held by such persons at the end of fiscal 2005. No stock appreciation rights had been granted to, or were held by, any of the named executive officers as of February 26, 2005.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5% ($)	10% ($)
Russell Huffer	78,000	17.5	11.86	4/14/14	581,778	1,474,339
Michael B. Clauer	30,000	6.7	11.86	4/14/14	223,761	567,054
William F. Marchido	20,000	4.5	11.86	4/14/14	149,174	378,036
Patricia A. Beithon	22,000	4.9	11.86	4/14/14	164,091	415,839
James S. Porter	6,600	1.5	11.86	4/14/14	49,227	124,752

(1)	Each of these options was granted on April 14, 2004. Each option vests in equal, annual installments on the first four anniversaries of the date of grant.

(2)	The exercise price for all stock option grants is the fair market value of our common stock on the date of the grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/ Unexercisable(2)
Russell Huffer	20,471	153,584	273,554/175,500	697,549/529,973
Michael B. Clauer	15,506	75,818	71,211/69,375	406,509/216,622
William F. Marchido	—	—	7,500/42,500	12,225/83,475
Patricia A. Beithon	—	—	36,250/45,750	197,706/135,893
James S. Porter	2,845	19,054	34,881/14,475	189,942/44,968

(1)	The value realized is determined by subtracting the exercise price per share from the fair market value of our common stock on the date of exercise.

(2)	The value of the unexercised options is determined by subtracting the exercise price of the options from the fair market value of our common stock as of February 25, 2005, the last trading day of fiscal 2005 ($14.20 per share).

Executive Retirement Plan

We adopted our Officer’s Supplemental Executive Retirement Plan, or “SERP,” effective for the calendar year 1998. The SERP is a non-qualified retirement compensation plan in which Messrs. Huffer and Clauer and Ms. Beithon participate. Messrs. Marchido and Porter do not participate in the SERP. Federal laws limit the amount of compensation that we may consider when determining benefits payable under tax-qualified retirement plans. The SERP was approved in order to provide additional retirement benefits to selected officers and management employees in excess of the benefits that can and are being provided under our other tax-qualified and non-qualified retirement plans for the purpose of providing an incentive to remain with Apogee. The SERP provides for the payment of monthly benefits at “normal retirement date” (age 65). The benefits are determined by multiplying (1) two percent (2%) of the participant’s average monthly compensation for the participant’s five highest consecutive, completed calendar years of annual compensation (including salary, bonus and certain other compensation as reported on a Form W-2) during the last 10 years of employment by (2) the participant’s credited years of service to Apogee. If the participant has less than five consecutive, completed calendar years of service, then the benefits will be based on final average monthly compensation, which will be determined by dividing (a) the participant’s aggregate compensation for all of the participant’s consecutive, completed years of service by (b) the number of months in the consecutive, completed years of service. In either case, the benefits are then offset by Social Security benefits and benefits to be received by the participant under defined contribution pension plans from contributions made by us. For purposes of these calculations, the maximum number of years of service that will be credited to any participant is 20 years. The SERP is an unfunded obligation of Apogee, and participants in the SERP are unsecured creditors of Apogee.

The following table shows the estimated annual benefits payable to participants under the SERP upon reaching normal retirement age. The benefits in this table are computed as a single life annuity starting on the first day of the calendar month following the month in which the participant would attain age 65, offset by the estimated sum of the annuity value of our contributions to the defined contribution plans and the Executive Supplemental Plan (described below) and the participant’s Social Security benefits. The table is applicable for participants joining Apogee at or after the SERP’s inception in 1998. The table does not properly reflect amounts for participants who were employees of Apogee prior to the SERP’s inception.

Estimated Annual Benefits – Officer’s Supplemental Executive Retirement Plan

Final Average Compensation ($)	Years of Service ($)
	5	10	15	20
200,000	0	5,000	16,000	27,000
400,000	11,000	40,000	62,000	76,000
600,000	31,000	80,000	122,000	155,000
800,000	51,000	120,000	182,000	235,000
1,000,000	71,000	160,000	242,000	315,000
1,200,000	91,000	200,000	302,000	395,000
1,400,000	111,000	240,000	362,000	475,000
1,600,000	131,000	280,000	422,000	555,000
1,800,000	151,000	320,000	482,000	635,000

The executive officers named in the Summary Compensation Table have credited years of service under the SERP as follows: Mr. Huffer, 18 years; Mr. Clauer, four years; and Ms. Beithon, five years. Messrs. Marchido and Porter do not participate in the SERP.

Restoration Plan

We adopted our Executive Supplemental Plan, which we refer to as the “Restoration Plan,” effective for calendar year 1998. In fiscal 2004, we discontinued contributions to the Restoration Plan; however, interest on amounts contributed to the plan in prior years continues to accrue. The Restoration Plan is a non-qualified retirement plan. It was approved in order to provide additional retirement benefits to executive and senior officers in excess of benefits that can and are being provided under our other tax-qualified retirement plans for the purpose of providing an incentive to remain with Apogee. The Restoration Plan provides benefits to selected individuals whose contributions to the tax-qualified retirement plans are restricted by the Internal Revenue Code, which limits compensation that may be considered for qualified pension plan purposes. The Restoration Plan was designed to provide participants with retirement benefits on a non-qualified basis, so that the total Apogee-provided retirement benefits under our tax-qualified retirement plans and the Restoration Plan will be equal to the benefits participants would have received under our tax-qualified retirement and deferred compensation plans if:

•	the limitations of the Internal Revenue Code did not apply; and

•	the definition of compensation in the defined contribution pension plan included incentive compensation.

The Restoration Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee.

1986 Deferred Incentive Compensation Plan

We adopted our 1986 Deferred Incentive Compensation Plan effective February 27, 1986. The 1986 Deferred Incentive Compensation Plan is a non-qualified deferred compensation plan for a select group of management or highly compensated employees of Apogee and its subsidiaries who are eligible to receive compensation under Apogee’s annual incentive compensation plan. Prior to the beginning of each fiscal year, participants may elect to defer up to 100% of the amount that may be earned under their annual incentive compensation plan. There is no maximum dollar limit on the amount that may be deferred each year. The deferred cash amounts earn interest that is compounded quarterly on the last day of each fiscal quarter. The applicable interest rate is determined as of the beginning of each fiscal year, and is the greater of the following rates: (1) the sum of one and one-half percent (1-1/2%) plus the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of ten years; or (2) one-half of the rate of Apogee’s after-tax return on beginning shareholders’ equity for the prior fiscal year. The 1986 Deferred Incentive Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee.

Severance Agreements

Each of our current executive officers named in the Summary Compensation Table is a party to a severance agreement with us designed to retain the executive officer and provide for continuity of management in the event of an actual or threatened change in control of Apogee (as “change in control” is defined in the agreements). The agreements provide that, in the event of a change in control, each executive officer would have specific rights and receive specified benefits if the executive officer is terminated without cause or the executive officer voluntarily terminates his or her employment for “good reason” (as defined in the agreements) within two years after the change in control. In these circumstances, Messrs. Huffer, Clauer, Marchido and Porter and Ms. Beithon will each receive a severance payment equal to two times the executive officer’s annual salary plus the executive’s targeted annual bonus (as calculated under the terms of the agreements). Options granted under our Amended and Restated 1987 Stock Option Plan, 1997 Omnibus Stock Incentive Plan, 2002 Omnibus Stock Incentive Plan and agreements relating to our match under our Amended and Restated 1987 Partnership Plan also provide for payment or immediate vesting of awards in the event of a change in control of Apogee.

COMPARATIVE STOCK PERFORMANCE

The line graph below compares the cumulative total shareholder return on our common stock for the last five fiscal years with cumulative total return on the Standard & Poor’s Small Cap 600 Index and the peer group index described below. This graph assumes a $100 investment in each of Apogee, the Standard & Poor’s Small Cap 600 Index and the peer group composite index at the close of trading on February 25, 2000, and also assumes the reinvestment of all dividends.

For the fiscal year ended February 26, 2005, our primary business activities included architectural glass products and services (approximately 82% of net sales), large-scale optical technologies (approximately 13% of net sales) and automotive replacement glass and services (approximately 5% of net sales). We are not aware of any competitors, public or private, that are similar to us in size and scope of business activities. Most of our direct competitors are either privately owned or divisions of larger, publicly owned companies. The peer group represented in the line graph above consists of all public companies with market capitalization of $500 million or less as of February 26, 2005 that are known by us to be engaged in some aspect of glass and/or aluminum products or services for construction and/or automotive end markets. The companies included in this peer group are International Aluminum Corporation and Southwall Technologies. Prior to fiscal 2005, Butler Manufacturing Corporation, Donnelly Corporation and SunSource, Inc. (previously Sun Distributors) had been included in this peer group; however, they have been removed due to the fact that they were acquired by other companies during our fiscal years ended February 26, 2005, March 1, 2003 and March 2, 2002, respectively, and are no longer U.S. public reporting companies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, the following individuals served as members of our Compensation Committee: Bernard P. Aldrich, Jerome L. Davis, Stephen C. Mitchell, Michael E. Shannon and David E. Weiss. None of these directors has ever served as an officer or employee of Apogee or any of our subsidiaries. During fiscal 2005, none of our executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or any Board committee.

Certain Transactions

In the ordinary course of business, we and our subsidiaries enter into transactions with other business entities in which one or more of our directors and nominees for director may serve as executive officers, partners or shareholders. The terms of all such transactions were negotiated at arms’ length and resulted in terms as fair to us and our subsidiaries as could have been obtained from third parties, and none of our directors or nominees for director has a material interest in any such transaction.

PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED

APOGEE ENTERPRISES, INC. 2002 OMNIBUS STOCK INCENTIVE PLAN

On April 11, 2002, the Board of Directors adopted the Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan (the “Current Stock Plan”), which became effective upon approval of our shareholders on June 18, 2002. The Board of Directors has adopted, subject to shareholder approval, an amended and restated version of the Current Stock Plan (the “Amended and Restated Stock Plan”), which eliminates the provisions restricting grants of Restricted Stock, Restricted Stock Units and Performance Awards to 360,000 shares. No other amendments have been made to the Current Stock Plan. The elimination of the provisions restricting grants of Restricted Stock, Restricted Stock Units and Performance Awards will enable us to implement the New Program for executive compensation which the Compensation Committee believes will have a stronger linkage to our performance.

The purpose of the Amended and Restated Stock Plan is to aid in attracting and retaining management personnel and non-employee directors capable of providing strategic direction to Apogee and assuring our future success, to offer these individuals and other employees incentives to put forth maximum efforts for the success of our business and to afford them an opportunity to acquire a proprietary interest in Apogee, thereby aligning their interests with those of our shareholders.

The Amended and Restated Stock Plan authorizes the grant of stock options and several other types of stock-based awards. The Board of Directors believes that stock options, other stock-based awards and performance awards have been, and will continue to be, a very important factor in attracting and retaining talented employees and non-employee directors. In addition, the Board of Directors believes that because stock-based compensation aligns the interests of our employees and non-employee directors with the interests of our shareholders, we should encourage our employees and directors to own equity in Apogee. Stock incentive awards enhance shareholder value by increasing our employees’ loyalty to Apogee and providing increased motivation for them to contribute to our future success.

If the Amended and Restated Stock Plan is approved by shareholders, it will be effective as of June 21, 2005 and will supercede the Current Stock Plan. If the Amended and Restated Stock Plan is not approved by our shareholders, it will not take effect or supercede the Current Stock Plan, and the Current Stock Plan will remain in full force and effect.

Summary of the Plan

The following summary describes the material terms of the Amended and Restated Stock Plan. A copy of the Amended and Restated Stock Plan is attached to this proxy statement as Appendix A. You should refer to Appendix A for all the terms of the Amended and Restated Stock Plan.

Shares Authorized

The Amended and Restated Stock Plan will authorize the issuance of an aggregate of 1,800,000 shares of our common stock. Not more than 1,440,000 shares will be available for granting incentive stock options under the Amended and Restated Stock Plan. The total number of shares authorized for issuance under the Amended and Restated Stock Plan represents 6.6% of the shares of our common stock issued and outstanding on April 27, 2005. The closing price of our common stock on the Nasdaq National Market on April 27, 2005, was $13.12.

If any shares of common stock subject to an award under the Amended and Restated Stock Plan or to which an award relates are not purchased or are forfeited, or if any award terminates without the delivery of shares, those shares will be available for granting future awards under the Amended and Restated Stock Plan. In addition, if any shares are delivered to Apogee by a participant as payment of the purchase price relating to an award or to pay the participant’s tax withholding obligations, then only the number of shares issued net of the shares tendered to us will be deemed issued for purposes of determining the maximum number of shares available for granting of future awards (other than incentive stock options) under the Amended and Restated Stock Plan.

Eligibility

Any employee, officer, director, consultant or independent contractor providing services to us or any of our affiliates is eligible to receive awards under the Amended and Restated Stock Plan. However, non-employee directors may be granted awards under the Amended and Restated Stock Plan only in limited circumstances described below under “Non-Employee Director Awards.” As of April 27, 2005, approximately 4,300 employees were eligible to participate in the Amended and Restated Stock Plan; however, we currently do not intend to make awards under the Amended and Restated Stock Plan to a broad base of employees.

Plan Administration

The Amended and Restated Stock Plan will be administered by a committee of our Board of Directors composed of a number of directors that is no less than the number required to permit stock options granted under the Amended and Restated Stock Plan to qualify under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). Currently, these provisions require that at least two directors serve on the committee. Each director serving on the committee must be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m).

The committee will have the authority to establish rules for the administration of the Amended and Restated Stock Plan, to select the individuals to whom awards are granted, to determine the types of awards to be granted and the number of shares of common stock covered by the awards, and to set the vesting and other terms and conditions of awards. The committee may accelerate the vesting of awards. The committee also has the authority to determine whether the payment of any amounts received under any award may be deferred for federal income tax purposes.

The committee may delegate to one or more officers of Apogee or any of our affiliates the right to grant awards under the Amended and Restated Stock Plan with respect to individuals who are not subject to Section 16 of the Exchange Act, provided that such delegation is in a manner that complies with the requirements of Section 162(m) of the Code. Our Board of Directors may exercise the powers and duties of the committee under the Amended and Restated Stock Plan at any time with respect to individuals who are not subject to Section 16 of the Exchange Act.

Types and Terms of Awards

The Amended and Restated Stock Plan will permit the granting of (a) stock options, including “incentive stock options” meeting the requirements of Section 422 of the Code, and “non-qualified stock options” that do not meet such requirements, (b) stock appreciation rights, or “SARs,” (c) restricted stock and restricted stock units, (d) performance awards and (e) other awards valued in whole or in part by reference to or otherwise based upon our common stock (“other stock-based awards”). Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive shares of common stock, cash or any combination thereof, as the committee determines.

The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security that may be purchased under any other stock-based award will not be less than 100% of the fair market value of our common stock on the date of grant. Awards granted under the Amended and Restated Stock Plan may not have a term longer than 10 years. No person may be granted any award or awards under the Amended and Restated Stock Plan, the value of which is based solely on an increase in the value of our common stock after the date of grant, for more than 500,000 shares of common stock in the aggregate in any calendar year.

Stock Options

Options may be exercised by payment of the exercise price, either in cash or, at the discretion of the committee, in whole or in part by tendering previously owned shares of our common stock or other consideration having a fair market value on the date of exercise equal to the exercise price. Determinations of fair market value under the Amended and Restated Stock Plan will be made in accordance with methods and procedures established by the committee. If not otherwise determined by the committee, the fair market value of the common stock on a given date will be the closing price of the common stock as reported on the Nasdaq National Market on that date or, if the Nasdaq National Market is not open for trading on that date, on the next date when it is open for trading.

The Amended and Restated Stock Plan provides that the committee may grant “reload” options, either separately or together with another option. Pursuant to a reload option, a participant who exercises an option by tendering shares of our common stock (or who pays the amount of tax required to be withheld upon such exercise by tendering shares), would be granted a new option, having an exercise price equal to the fair market value on the date of grant of the reload option, to purchase a number of shares not exceeding the number of shares tendered to exercise the option and pay withholding taxes. The term of the reload option may not be longer than the remaining term of the original option. Only one reload option may be granted with respect to any option granted under the Amended and Restated Stock Plan.

SARs

The holder of a SAR will be entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the committee so determines, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

Restricted Stock and Restricted Stock Units

Holders of restricted stock units will have the right, subject to any restrictions imposed by the committee, to receive shares of common stock (or a cash payment equal to the fair market value of the shares) at some future date. The holder of restricted stock may have all of the rights of our shareholders (including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect to the stock), or these rights may be restricted. Restricted stock may not be transferred by the holder until the restrictions established by the committee have lapsed. Upon termination of the holder’s employment during the restriction period, restricted stock and restricted stock units are forfeited, unless the committee determines otherwise.

Performance Awards

Performance awards will provide their holders the right to receive payments, in whole or in part, upon the achievement of goals established by the committee during performance periods established by the committee. A performance award granted under the Amended and Restated Stock Plan may be denominated or payable in cash, shares of common stock or restricted stock, restricted stock units, other securities, other awards or other property.

Other Stock-Based Awards

The committee also is authorized to grant other types of awards that are denominated or payable in or otherwise related to our common stock. The Amended and Restated Stock Plan provides that the committee shall establish the terms and conditions of such awards.

Non-Employee Director Awards

Non-employee directors may not be granted any awards under the Amended and Restated Stock Plan other than stock options granted under the terms and conditions described below, and the authority of the committee with respect to granting awards to non-employee directors will be limited to ministerial and non-discretionary matters.

Under the Amended and Restated Stock Plan, each non-employee director automatically will be granted an option to purchase 4,000 shares of our common stock on the date of the non-employee director’s election or reelection to the Board of Directors and on the date of each other annual meeting of shareholders as to which the non-employee director is in office, so long as the director’s term of office as a director is not expiring on that date. In addition to this automatic fixed option grant, each non-employee director will be granted an additional option to purchase a number of shares of our common stock such that, when combined with the fixed grant, the total number of shares subject to the two options will equal an amount of shares that will provide the non-employee director with dollar-denominated, equity-based compensation equal to the dollar-denominated, equity-based compensation received by non-employee directors in the fiftieth percentile of a comparator group of public companies selected by the committee with the assistance of an independent consulting firm expert in such matters. The comparator group will be reviewed by the committee on an annual basis. For purposes of determining the number of options to be granted, each option will be valued at 33% of the fair market value of one share of our common stock as of the date of grant of the option.

As an example, assuming the dollar-denominated, equity-based compensation received by non-employee directors in the fiftieth percentile of the comparator group is $40,000 and the fair market value of our common stock on the date of the annual meeting of shareholders is $13.00, then:

•	the value of each option share would equal $4.29 (determined by multiplying $13.00 by 33%);

•	options to purchase an aggregate of 9,324 shares of our common stock (determined by dividing $40,000 by $4.29) would be granted by each non-employee director at the annual meeting, in the form of a fixed option to purchase 4,000 shares and an additional option to purchase 5,324 shares (determined by subtracting 4,000 from 9,324); and

•	each option would have an exercise price of $13.00 per share (the fair market value of the common stock on the date of the annual meeting).

Notwithstanding the foregoing, under the Amended and Restated Stock Plan, non-employee directors may not be granted options to purchase more than 10,000 shares of our common stock, in the aggregate, in any fiscal year.

Stock options granted to non-employee directors will have an exercise price equal to 100% of the fair market value of our common stock on the date of grant. All stock options granted to non-employee directors will be non-qualified stock options, will become exercisable in full six months after the date of grant, and will terminate on the tenth anniversary of the date of grant. The options will be subject to all other terms and conditions set forth in the Amended and Restated Stock Plan and in the form of non-qualified stock option agreement used by us from time to time.

Transferability

In general, no award and no right under any award granted under the Amended and Restated Stock Plan will be transferable by its recipient otherwise than by will or by the laws of descent and distribution.

Withholding Obligations

Under the Amended and Restated Stock Plan, the committee may permit participants receiving or exercising awards to surrender previously owned shares of our common stock to satisfy federal, state or local withholding tax obligations.

Adjustments; No Option Repricing

In the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our common stock or other securities, issuance of warrants or other rights to purchase shares of our common stock or other securities, or other similar corporate transaction affecting the shares of common stock, the committee will, if deemed appropriate in order to prevent the diminution or enlargement of any benefits resulting from an award under the Amended and Restated Stock Plan, adjust the number of shares subject to the award and the exercise price and other provisions of the award. Except for these adjustments, no option may be amended to reduce its initial exercise price, and no option may be canceled and replaced with an option or options having a lower exercise price.

Amendments

The Board of Directors may amend, alter or discontinue the Amended and Restated Stock Plan at any time. However, shareholder approval must be obtained for any amendment that requires the approval of shareholders under any rules or regulations of the Nasdaq National Market or any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to us, or that would cause us to be unable to grant incentive stock options under the Amended and Restated Stock Plan, or that would cause Rule 16b-3 of the Exchange Act or Section 162(m) of the Code to become unavailable with respect to the Amended and Restated Stock Plan.

Effective Date; Term

The Amended and Restated Stock Plan will become effective immediately upon approval by our shareholders. Awards under the Amended and Restated Stock Plan will only be granted during a 10-year period beginning on June 18, 2002, the original effective date of the Current Stock Plan. However, any award granted may extend beyond this 10-year period.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the Amended and Restated Stock Plan that remain subject to shareholder approval. In addition, the committee in its sole discretion will determine the number and types of awards that will be granted. Thus, it is not possible to determine the benefits that will be received by eligible participants if the Amended and Restated Stock Plan were to be approved by our shareholders. The following table sets forth information with respect to the grant of options to the executive officers named in the Summary Compensation Table and the specified groups set forth below during fiscal 2005, each pursuant to the Amended and Restated Stock Plan.

Name and Principal Position	Options Granted
Russell Huffer Chairman, President and Chief Executive Officer	78,000
Michael B. Clauer Executive Vice President	30,000
William F. Marchido Chief Financial Officer	20,000
Patricia A. Beithon General Counsel and Corporate Secretary	22,000
James S. Porter Vice President of Strategy and Planning	6,600
Robert J. Marzec Director Nominee	6,373
Stephen C. Mitchell Director Nominee	7,375
David E. Weiss Director Nominee	6,373
All executive officers as a group (6 persons)	160,600
All non-executive directors as a group (11 persons)	77,012
Each associate of the above-mentioned directors, executive officers or nominees	0
Each other person who received or is to receive 5% of such options	0
All employees (other than executive officers) as a group (263 persons)	284,675

Equity Compensation Plan Information

The following table summarizes, with respect to our equity compensation plans, the number of shares of our common stock to be issued upon exercise of outstanding options, warrants and other rights to acquire shares, the weighted-average exercise price of these outstanding options, warrants and rights and the number of shares remaining available for future issuance under our equity compensation plans as of February 26, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(2)
Equity compensation plans approved by security holders	2,568,659	$11.53	2,328,341
Equity compensation plans not approved by security holders	None	Not Applicable	None
Total	2,568,659	$11.53	2,328,341

(1)	Includes shares underlying options granted under our 2002 Omnibus Stock Incentive Plan, our 1997 Omnibus Stock Incentive Plan and our 1987 Stock Option Plan.

(2)	Of these shares, 700,920 are available for issuance under our Amended and Restated 1987 Partnership Plan, 1,291,505 are available for grant under our 2002 Omnibus Stock Incentive Plan, 146,564 are available for grant under our 1997 Omnibus Stock Incentive Plan, and 189,352 are available for grant under our Non-Employee Director Deferred Compensation Plan. The 1,291,505 and 146,564 shares available for grant under the 2002 Omnibus Stock Incentive Plan and the 1997 Omnibus Stock Incentive Plan, respectively, may become the subject of future awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards or other stock-based awards, except that not more than 506,564 shares are available for granting restricted stock, restricted stock units and performance awards under both of these plans.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the Amended and Restated Stock Plan.

Options and SARs

The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that an alternative minimum tax and possibly a payroll tax liability may result), and we will not be entitled to a tax deduction when an incentive stock option is exercised but may incur a payroll tax liability.

Upon exercising a non-qualified stock option, the optionholder must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and we will be entitled at that time to a tax deduction for the same amount. Upon the exercise of an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and are deductible by us.

The tax consequence to an optionholder upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequences to Apogee in connection with the disposition of shares acquired under an option. However, Apogee may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Other Awards

For other awards granted under the Amended and Restated Stock Plan that are payable in cash or shares of common stock and that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of common stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for the shares of common stock by the holder of the award. In this case, we will be entitled at that time to a deduction for the same amount if and to the extent that amount satisfies general rules concerning deductibility of compensation.

For an award that is payable in shares of common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (x) the fair market value of the shares of common stock received (determined as of the first time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (y) the amount (if any) paid for the shares of common stock by the holder. In this case, we will be entitled at that time to a tax deduction for the same amount if and to the extent that amount is deductible.

Special Rules

Special rules may apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our tax deduction, are determined as of the end of such period.

Recommendation

The Board of Directors recommends that you vote FOR the proposal to approve the Amended and Restated Stock Plan. Proxies will be voted FOR the proposal unless otherwise specified. Approval of the Amended and Restated Stock Plan will require the affirmative vote of a majority of the shares of our common stock represented in person or by proxy and entitled to vote at the annual meeting (provided that the total number of shares voted in favor of the proposal constitutes more than 25% of our outstanding shares).

PROPOSAL 3: APPROVAL OF THE AMENDED AND RESTATED

APOGEE ENTERPRISES, INC. EXECUTIVE MANAGEMENT INCENTIVE PLAN

Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the amount that we are allowed each year to deduct for the compensation paid to our Chief Executive Officer and our other four most highly compensated executive officers. However, qualified “performance-based compensation” is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied:

•	payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors”;

•	the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount that may be paid to any participant with respect to any performance period, must be approved by a majority of the vote of shareholders in a separate shareholder vote; and

•	the committee administering the plan must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

On April 11, 2002, the Board of Directors adopted the Apogee Enterprises, Inc. Executive Management Incentive Plan (the “Current Executive MIP”), which was approved by our shareholders on June 18, 2002 and became effective as of March 3, 2002. The Board of Directors has adopted, subject to shareholder approval, an amended and restated version of the Current Executive MIP (the “Amended and Restated Executive MIP”), which expands the business criteria on which performance goals may be based and extends the term of the Amended and Restated Executive MIP through February 26, 2011.

The Amended and Restated Executive MIP is designed to provide a competitive incentive compensation opportunity in order to attract and retain key executives. We are seeking shareholder approval of the Amended and Restated Executive MIP in order to qualify compensation paid under the Amended and Restated Executive MIP as “performance-based compensation,” as defined in Section 162(m) of the Code. The Amended and Restated Executive MIP is intended to provide our executive officers with a direct financial incentive to make significant contributions to the achievement of the annual strategic and financial goals of Apogee. The Amended and Restated Executive MIP is designed to reward participants only if specific, objective, predetermined performance goals are achieved during a fiscal year.

If the Amended and Restated Executive MIP is approved by the shareholders, all payments under the Amended and Restated Executive MIP will be deductible under Section 162(m) of the Code for the next five fiscal years. The Board of Directors recommends that you vote in favor of this proposal in order to maximize the tax benefits available to us under the Code. If the Amended and Restated Executive MIP is approved by shareholders, it will be effective as of February 26, 2006 and will supercede the Current Executive MIP. If the Amended and Restated Executive MIP is not approved by our shareholders, it will not take effect or supercede the Current Executive MIP, no awards will be made under it and the Current Executive MIP will remain in full force and effect.

Summary of the Plan

The following summary describes the material terms of the Amended and Restated Executive MIP. A copy of the Amended and Restated Executive MIP is attached to this proxy statement as Appendix B. You should refer to Appendix B for all the terms of the Amended and Restated Executive MIP.

Eligibility

Participation in the Amended and Restated Executive MIP is limited to our executive officers. As of April 27, 2005, we had a total of six executive officers. The Compensation Committee of the Board of Directors will have discretion to include or exclude any particular executive officer in the Amended and Restated Executive MIP.

Administration

The Amended and Restated Executive MIP is administered by the Compensation Committee, which consists solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee has the authority to determine the amount of bonuses under the Amended and Restated Executive MIP and to establish the terms and conditions of the bonus awards. The Compensation Committee also has the authority to establish rules for the administration of the Amended and Restated Executive MIP, and its determinations and interpretations are binding on all interested parties. Under the Amended and Restated Executive MIP, the Compensation Committee is required to certify that the applicable performance goals have been met prior to payment of any bonuses to participants.

Determination of Bonus Amount; Maximum Bonus

The Amended and Restated Executive MIP will entitle each participant to receive a bonus payment after the end of a fiscal year if the applicable performance goals for payment of the bonus have been satisfied. Bonuses are payable solely in the form of cash or stock. Participants will be entitled to elect to defer part or all of an annual bonus payment under our deferred compensation plans.

The right to receive a bonus will be determined solely based on the attainment of one or more specific, objective, predetermined performance goals selected by the Compensation Committee no later than 90 days after the beginning of a fiscal year. The annual performance goals may apply to the individual executive officer, an identifiable business unit of Apogee, Apogee as a whole, or any combination thereof. The performance goals will be based solely on one or more of the following business criteria: economic value added, sales or revenues, costs or expenses, net profit after tax, gross profit, operating profit, base earnings, earnings (whether before or after taxes), earnings before interest, taxes, depreciation and amortization (EBITDA) as a percent of net sales, return on actual or pro forma equity or net assets or capital, net capital employed, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, total shareholder return or profitability, or both, as measured by one or more of the following accounting ratios: return on revenue, return on assets, return on equity, return on invested capital and return on investments, shareholder return including performance (total shareholder return) relative to the Standard & Poor’s Small Cap 600 Index or similar index or performance (total stockholder return) relative to the proxy comparator group, in both cases as determined pursuant to Rule 402(l) of Regulation S-K promulgated under the Exchange Act, cash generation, cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof), unit volume and change in working capital.

For our Chief Executive Officer, the target and potential range of annual bonus award will be between zero and 150% of the Chief Executive Officer’s annual base compensation. For our executive vice presidents, chief financial officer and general counsel, the target and potential range will be between zero and 100% of the participant’s annual base compensation. For other participants, the Compensation Committee will establish targets and ranges at its discretion. The maximum bonus that may be paid to any participant pursuant to the Amended and Restated Executive MIP in any fiscal year may not exceed $1,500,000. The Compensation Committee has complete discretionary authority to reduce the amount of a bonus that otherwise would be payable to any participant under the Amended and Restated Executive MIP.

Term; Amendment; Termination

If approved by our shareholders, the Amended and Restated Executive MIP will be deemed effective as of February 26, 2006, the first day of fiscal 2007. No payments will be made under the Amended and Restated Executive MIP until after shareholder approval is obtained. The Compensation Committee may amend, alter or discontinue the Amended and Restated Executive MIP at any time in its sole discretion, except that, without approval of our shareholders, the Committee may not make any amendments or other modifications that, absent approval of the shareholders, would cause any compensation paid pursuant to any award under the Amended and Restated Executive MIP no longer to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Amended and Restated Executive MIP will terminate by its terms on February 26, 2011, and no annual bonus awards may be granted under the Amended and Restated Executive MIP after that date.

New Plan Benefits

The amount of the bonuses to be received by eligible participants for fiscal 2006 are not determinable at this time because the bonus amounts payable, if any, will depend upon achievement of the fiscal 2006 performance goals established by the Compensation Committee. Because the performance objectives may vary from year to year and we have no assurance that the Compensation Committee would have selected the same objectives for fiscal 2005 as it may select for fiscal 2006, the amounts of any bonuses that would have been payable to eligible participants had the Amended and Restated Executive MIP been in effect for fiscal 2005 also are indeterminable.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to bonuses that may be paid under the Amended and Restated Executive MIP.

No taxable income should result for any participant at the time the annual performance criteria and formula for determining potential bonus amounts are determined. Bonus payments made to the participants after achievement of the annual performance goals set forth in the agreement will be taxable to the participant as ordinary income. Subject to general tax law considerations concerning reasonable compensation, and assuming that compensation paid under the Amended and Restated Executive MIP will qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, we will be entitled to a tax deduction for that same amount at the time a participant recognizes ordinary income.

Recommendation

The Board of Directors recommends that you vote FOR the proposal to approve the Amended and Restated Executive MIP. Proxies will be voted FOR the proposal unless otherwise specified. Approval of the Amended and Restated Executive MIP will require the affirmative vote of a majority of the shares of our common stock represented in person or by proxy and entitled to vote at the annual meeting (provided that the total number of shares voted in favor of the proposal constitutes more than 25% of our outstanding shares).

AUDIT COMMITTEE REPORT AND

PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee oversees Apogee’s financial reporting process (including our system of financial controls and internal and external auditing procedures), oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices, and assesses and establishes policies and procedures to manage our business and financial risk. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Committee operates under a written charter, which we annually review, and has authority to retain independent counsel and other external advisors from time to time to help us fulfill our oversight duties.

In performing our functions, the Committee acts only in an oversight capacity. In our oversight role, we rely on the work and assurances of Apogee’s management, which has the primary responsibility for Apogee’s financial statements and reports, of our internal auditors, and of our independent registered public accounting firm which, in its report, expresses the firm’s opinion on the conformity of our annual financial statements with generally accepted accounting principles. We retained Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ended February 26, 2005. In fiscal 2004, we also retained Deloitte & Touche LLP to re-audit our financial statements for the fiscal year ended March 2, 2002 (which were previously audited by Arthur Andersen LLP), as required by regulations of the Securities and Exchange Commission, as a result of Apogee’s consolidated financial statements being restated to reflect Harmon AutoGlass as a discontinued operation. We retained PricewaterhouseCoopers LLP to provide internal audit services to us in fiscal 2003, 2004 and 2005. We retained Grant Thornton to provide internal audit services to us beginning in fiscal 2006.

The Committee is composed entirely of non-employee directors, all of whom are independent in accordance with current Nasdaq listing standards and the rules of the Securities and Exchange Commission. None of the Committee members has participated in the preparation of our financial statements or the financial statements of our current subsidiaries at any time during the past three years. Each Committee member is able to understand fundamental financial statements, and at least one Committee member has past experience in accounting or related financial management experience. During fiscal 2005, the members of the Committee were Ms. Grogan and Mr. Aldrich, who have served on the Committee throughout fiscal 2005, Mr. Davis, who has served since July 2004 and Messrs. Manning and Marzec, who have served since January 2005.

The Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm, including significant accounting judgments and estimates applied by Apogee in our financial statements and the reasonableness thereof. Management represented to the Committee that our financial statements were prepared in accordance with generally accepted accounting principles and that our financial statements fairly present, in all material respects, the financial condition and results of operations of Apogee.

The Committee discussed with the independent registered public accounting firm the matters required to be discussed under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Committee received and discussed with the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), relating to the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 26, 2005, for filing with the Securities and Exchange Commission. The Committee appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal 2006.

Audit Committee of the Board of Directors of Apogee

Barbara B. Grogan, Chair	John T. Manning

Bernard P. Aldrich	Robert J. Marzec

Jerome L. Davis

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

We incurred the fees shown in the following table for professional services provided by Deloitte & Touche LLP for fiscal 2005 and 2004.

	Fiscal 2005	Fiscal 2004
Audit Fees(1)	$976,000	$759,000
Audit-Related Fees(2)	77,000	109,000
Tax Fees(3)	64,000	137,000
All Other Fees(4)	0	29,000

Total	$1,117,000	$1,034,000

(1)	Audit fees consisted of audit work performed in preparation of our annual financial statements and review of the quarterly financial statements included in our quarterly reports on Form 10-Q for fiscal 2005 and 2004. The amount shown for fiscal 2005 includes fees of $505,000 for the audit of internal controls over financial reporting, and the amount shown for fiscal 2004 includes fees of $250,000 for the re-audit of fiscal 2002 to reflect Harmon AutoGlass as a discontinued operation.

(2)	Audit-related fees include fees for audits of our employee benefit plans and internal control assistance, and the amount shown for fiscal 2004 includes fees for divestiture related services.

(3)	Tax fees for fiscal 2005 and 2004 consisted of $27,000 and $81,000, respectively, for U.S. tax return preparation and review and other tax compliance in fiscal 2004, and $37,000 and $56,000, respectively, for other miscellaneous tax consultations.

(4)	Other fees for fiscal 2004 consisted of patent valuation services in connection with charitable contributions of certain intellectual property to an educational institution.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm

Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee established a policy to require pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. As permitted by regulations of the Securities and Exchange Commission, the Audit Committee delegated the authority to pre-approve services provided by our independent registered public accounting firm to the Chair of the Audit Committee, who reports any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All of the services provided by the independent registered public accounting firm in fiscal 2005 and 2004, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 25, 2006. Deloitte & Touche LLP served as our independent registered public accounting firm for fiscal years ended March 1, 2003, February 28, 2004 and February 26, 2005. In addition, Deloitte & Touche LLP re-audited our financial statements for fiscal year ended March 2, 2002. Deloitte & Touche LLP reports to the Audit Committee of our Board of Directors.

While it is not required to do so, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending February 25, 2006 to our shareholders for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit Committee may reconsider its appointment.

A representative of Deloitte & Touche LLP will be present at the 2005 Annual Meeting of Shareholders and will be afforded the opportunity to make a statement and respond to questions.

The Audit Committee of the Board of Directors recommends that you vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 25, 2006. Proxies will be voted FOR the proposal unless otherwise specified. Ratification of the appointment will require the affirmative vote of a majority of the shares of our common stock represented in person or by proxy and entitled to vote at the annual meeting (provided that the total number of shares voted in favor of the proposal constitutes more than 25% of our outstanding shares).

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Any shareholder wishing to have a proposal considered for submission at the 2006 Annual Meeting of Shareholders must submit the proposal in writing to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders in accordance with all applicable rules and regulations of the Securities and Exchange Commission no later than January 13, 2006.

Under our bylaws, a shareholder proposal not included in our proxy statement for the 2006 Annual Meeting of Shareholders is untimely and may not be presented in any manner at the 2006 Annual Meeting of Shareholders unless the shareholder wishing to make the proposal follows the notice procedures set forth in our bylaws, including delivering notice of the proposal in writing to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders, no later than February 21, 2006.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report to Shareholders for the fiscal year ended February 26, 2005, which includes a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended February 26, 2005, is being mailed with this proxy statement. Shareholders who wish to obtain additional copies of our Annual Report on Form 10-K may do so without charge by contacting us through one of the following methods:

Internet:	www.apog.com
E-mail:	IR@apog.com
Telephone:	(877) 752-3432
Fax:	(952) 896-2400
Mail:	Investor Relations
Apogee Enterprises, Inc.
7900 Xerxes Avenue South, Suite 1800
Minneapolis, Minnesota 55431-1159

OTHER MATTERS

Management does not intend to present any matters at the meeting other than those disclosed in this proxy statement, and we are not presently aware of any matter that may be presented at the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors,

Patricia A. Beithon General Counsel and Corporate Secretary

Dated: May 13, 2005

Appendix A

APOGEE ENTERPRISES, INC.

AMENDED AND RESTATED

2002 OMNIBUS STOCK INCENTIVE PLAN

Section 1. Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining management personnel and Non-Employee Directors capable of providing strategic direction to, and assuring the future success of, the Company, to offer such personnel and directors and other employees, as determined by the Committee from time to time, incentives to put forth maximum efforts for the success of the Company’s business and an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of such personnel and directors with the Company’s shareholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d) “Board of Directors” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean a committee of the Board of Directors designated by such Board to administer the Plan, which shall consist of members appointed from time to time by the Board of Directors and shall be comprised of not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Rule 16b-3. Each member of the Committee shall be a “nonemployee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Committee shall be the Compensation Committee of the Board of Directors, until such time as the Board of Directors designates another committee to act as the Committee.

(g) “Company” shall mean Apogee Enterprises, Inc., a Minnesota corporation, and any successor corporation.

(h) “Director” shall mean a member of the Board of Directors.

(i) “Eligible Person” shall mean any employee, officer, Director, consultant or independent contractor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. Except as otherwise set forth in Section 7 of the Plan, a Non-Employee Director shall not be an Eligible Person.

(j) “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

(k) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares as reported on the NASDAQ National Market on such date or, if such Market is not open for trading on such date, on the day closest to such date when such Market is open for trading.

(l) “Fixed Grant” shall mean the grant of an annual, 4,000 Share Option to each Non-Employee Director pursuant to Section 7(b) of the Plan.

(m) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(n) “Non-Employee Director” shall mean a director who is not also an employee of the Company or an Affiliate.

(o) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option, including a Reload Option and all Options granted pursuant to Section 7 of the Plan.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.

(r) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(t) “Person” shall mean any individual, corporation, partnership, association or trust.

(u) “Plan” shall mean this Apogee Enterprises, Inc. Amended and Restated 2002 Omnibus Stock Incentive Plan, as amended from time to time.

(v) “Reload Option” shall mean a Non-Qualified Stock Option granted under Section 6(a)(iv) of the Plan.

(w) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(x) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(y) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(z) “Shares” shall mean shares of Common Stock, $.331/3 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(aa) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(bb) “Variable Grant” shall mean the grant of an annual, variable Share Option to each Non-Employee Director pursuant to Section 7(b) of the Plan.

(cc) “1997 Plan” shall mean the Apogee Enterprises, Inc. 1997 Omnibus Stock Incentive Plan, as amended from time to time.

Section 3. Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee; provided, however, that Section 7 of the Plan shall not be administered by the Committee but rather by the Board of Directors subject to the provisions and restrictions of Section 7. Subject to the express provisions of the Plan and to applicable law, and except with respect to Section 7 of the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

(c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan with regard to any Person who is not an officer or director of the Company or any Affiliate who is subject to Section 16 of the Exchange Act.

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares which may be issued under all Awards under the Plan shall be 1,800,000 Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, including Shares tendered in connection with the exercise of a Reload Option, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan.

(c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of

Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d) Incentive Stock Options Limitations. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,440,000 Shares, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provision.

(e) Non-Employee Director Award Limitations. No Non-Employee Director may be granted any Award or Awards under the Plan for more than 10,000 Shares in the aggregate in any calendar year.

(f) General Award Limitations. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Awards is based solely on an increase in the value of the Shares after the date of grant of such Awards, for more than 500,000 Shares in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

Section 5. Eligibility.

Any Eligible Person, including any Eligible Person who is an officer or Director of the Company (but not a Non-Employee Director) or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision. Non-Employee Directors shall be eligible to receive Awards of Non-Qualified Stock Options under the Plan only as provided in Section 7 of the Plan.

Section 6. Awards.

(a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be fixed by the Committee; provided that, under all circumstances, no Option shall be granted for a term in excess of 10 years.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv) Reload Options. The Committee may grant Options (“Reload Options”), separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant would be granted a new Option when the payment of the exercise price of a previously granted Option is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) hereof, and/or when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted Option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the Option to which such Reload Option relates pursuant to the relevant provisions of the Plan or agreement relating to such Option. Reload Options may be granted with respect to Options previously granted under the Plan or may be granted in connection with any Option granted under the Plan at the time of such grant. Such Reload Options shall have a per share exercise price equal to the Fair Market Value of one Share as of the date of grant of the Reload Option, and shall have a term not to exceed the remaining term of the Option with respect to which the Reload Option was granted. Reload Options may granted only with respect to Non-Qualified Stock Options. No Reload Option may be granted with respect to the exercise of any other Reload Option under this Plan. Reload Options may be granted only to Participants who are Eligible Persons on the date of grant of a Reload Option. No Reload Option may be exercised less than six months after the date of grant of such Reload Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan. Shares surrendered as part or all of the exercise price of the Option to which it relates that have been owned by the optionee less than six months will not be counted for purposes of determining the number of Shares that may be purchased pursuant to a Reload Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

(iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(f) General. Except as otherwise specified with respect to Awards to Non-Employee Directors pursuant to Section 7 of the Plan:

(i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(iv) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that, under all circumstances, no Award shall be granted for a term in excess of 10 years from the date of grant.

(vi) Restrictions; Securities Exchange Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii) Prohibition on Option Repricing. Except as provided in Section 4(c) hereof, no Option may be amended to reduce its initial exercise price and no Option shall be canceled and replaced with an Option or Options having a lower exercise price.

(viii) Transfers of Participants to Non-Affiliates. Except as may otherwise be provided by the Committee, in the event that a Participant’s employment with the Company or an Affiliate is terminated through the transfer of employment of such Participant to an entity which the Committee has determined is not an Affiliate, the Award Agreement shall provide that : (i) all Awards that are not vested on the date of such transfer shall immediately be forfeited, and (ii) all Awards that are vested on such date may be exercised for a period not to exceed three months after such date.

Section 7. Awards to Non-Employee Directors.

(a) Eligibility. If the Plan is approved by the shareholders of the Company at the 2002 Annual Meeting of Shareholders, Options shall be granted automatically under the plan to each Non-Employee Director under the terms and conditions contained in this Section 7. The authority of the Committee under this Section 7 shall be limited to ministerial and non-discretionary matters. Notwithstanding anything to the contrary in the 1997 Plan, if the Plan is approved by the Company’s shareholders, no further automatic grants of options shall be made to Non-Employee Directors under the 1997 Plan, and all such grants to Non-Employee Directors shall be made solely under the Plan.

(b) Annual Fixed and Variable Option Grants. Each Non-Employee Director shall be granted an Option to purchase 4,000 Shares (the “Fixed Grant”) (i) on the date of such Non-Employee Director’s election or reelection to the Board of Directors and (ii) on the date of each other annual meeting of shareholders as to which such Non-Employee Director is in office and whose term of office as a director is not expiring on such date, in each case, commencing with the 2002 Annual Meeting of Shareholders. In addition to the Fixed Grant, on the same date as the Fixed Grant is made, each Non-Employee Director shall also be granted an additional Option (the “Variable Grant”) to purchase a number of Shares such that, when combined with the Fixed Grant, the total number of Shares subject to the two Options shall equal an amount of Shares that will provide the Non-Employee Director with dollar-denominated, equity-based compensation equal to the dollar-denominated, equity-based compensation received by non-employee directors in the fiftieth percentile of a comparator group of public companies selected by the Committee (the “Comparator Group”) with the assistance of an independent consulting firm expert in such matters (the “Consultant”), and reviewed with the Committee on an annual basis. The method of determining the annual Variable Grant shall be as follows:

1. The Committee, with the assistance of the Consultant, shall first determine the dollar-denominated value of the equity-based compensation received by non-employee directors in the fiftieth percentile of the Comparator Group for the most recent fiscal period for such Group (the “Comparator Equity Value”);

2. The Committee shall then divide the Comparator Equity Value by 33% of the Fair Market Value of one Share to determine the aggregate number of Shares covered by Options to be issued to each Non-Employee Director for such period, subject to Section 4(e) above (the “Total Option Shares”); and

3. The Committee shall then subtract the Fixed Grant from the Total Option Shares; the resulting amount shall be the number of Shares subject to the Variable Grant to be made to each Non-Employee Director for such period.

(c) General Terms of Option Grants. The exercise price of each Option granted to a Non-Employee Director pursuant to this Section 7 shall be equal to 100 percent of the Fair Market Value per Share on the date of grant. All such Options shall be Non-Qualified Stock Options, shall become exercisable six months after the date of grant, and shall terminate on the tenth anniversary of the date of grant, unless previously exercised or terminated. All such Options shall be subject to the terms and conditions of Sections 6(a) and 10 of the Plan and to other standard terms and conditions contained in the form of Non-Qualified Stock Option Agreement used by the Company from time to time.

(d) Exercise of Non-Employee Director Options. Non-Qualified Stock Options granted to Non-Employee Directors may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal executive offices, to the attention of the Company’s Secretary. The notice shall state the number of Shares as to which the Option is being exercised and be accompanied by payment of the purchase price. A Non-Employee Director may, at such Director’s election, pay the purchase price by check payable to the Company, in Shares, or in any combination thereof having a Fair Market Value on the exercise date equal to the applicable exercise price.

(e) Amendments to Section 7. The provisions of this Section 7 may not be amended more often than once every six months other than to comply with changes in the Code or the rules and regulations promulgated under the Code.

Section 8. Amendment and Termination; Adjustments.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i) would cause Rule 16b-3 or Section 162(m) of the Code to become unavailable with respect to the Plan;

(ii) would violate the rules or regulations of the NASDAQ National Market, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or

(iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the

Participant or holder or beneficiary thereof, except as otherwise herein provided or in the Award Agreement. Notwithstanding the foregoing, the Committee shall not waive any conditions or rights, or otherwise amend or modify any outstanding Award in such a manner as to cause such Award not to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 9. Income Tax Withholding; Tax Bonuses.

(a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 10. General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Delegation. The Committee may delegate to one or more officers of the Company or any Affiliate or a committee of such officers the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to Eligible Persons who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.

(c) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant and each Non-Employee Director shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee (or, in the case of grants under Section 7 of the Plan, the Board of Directors), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee (or, in the case of grants under Section 7 of the Plan, the Board of Directors), materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 11. Section 16(b) Compliance.

The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

Section 12. Effective Date of the Plan.

The Plan, as amended and restated, shall be effective as of June 21, 2005, subject to approval of the Company’s shareholders on such date or within one year thereafter.

Section 13. Term of the Plan.

Awards shall only be granted under the Plan during a 10-year period beginning on June 18, 2002, the Plan’s original effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

Appendix B

APOGEE ENTERPRISES, INC.

AMENDED AND RESTATED

EXECUTIVE MANAGEMENT INCENTIVE PLAN

Section 1. Establishment; Purpose

(a) Establishment. On April 11, 2002, the Board of Directors of Apogee Enterprises, Inc., a Minnesota corporation (the “Company”), upon recommendation by the Compensation Committee of the Company’s Board of Directors, approved an incentive plan for executive officers as described herein, which plan is known as the “Apogee Enterprises, Inc. Executive Management Incentive Plan”. The Apogee Enterprises, Inc. Executive Management Incentive Plan was approved by the shareholders of the Company at the Company’s 2002 Annual Meeting of Shareholders and became effective as of March 3, 2002. On April 14, 2005, the Board of Directors of the Company, upon recommendation by the Compensation Committee of the Company’s Board of Directors, approved an amended and restated version of the Apogee Enterprises, Inc. Executive Management Incentive Plan (as amended and restated, the “Plan”). The Plan shall be submitted for approval by the shareholders of the Company at the Company’s 2005 Annual Meeting of Shareholders. The Plan shall be effective as of February 26, 2006, subject to its approval by the shareholders of the Company, and no payments shall be made pursuant to the Plan until after the Plan has been approved by the shareholders of the Company.

(b) Purpose. The purpose of the Plan is to provide a direct financial incentive for executive officers of the Company to make a significant contribution to the annual strategic and financial goals of the Company.

Section 2. Administration

(a) Composition of the Committee. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors, or a sub-committee thereof (the “Committee”). To the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee administering the Plan shall be composed solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(b) Power and Authority of the Committee. The Committee shall have full power and authority, subject to all the applicable provisions of the Plan (including but not limited to the requirements of Section 2(d) of the Plan) and applicable law, to (i) establish, amend, suspend, terminate or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan, (ii) construe, interpret and administer the Plan and any instrument or agreement relating to, or any Annual Bonus Award (as defined below in Section 3(b)) made under, the Plan, and (iii) make all other determinations and take all other actions necessary or advisable for the administration of the Plan. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Committee pursuant to the Plan or any instrument or agreement relating to, or Annual Bonus Award made under, the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, holders of Annual Bonus Awards, and their legal representatives and beneficiaries, and employees of the Company or of any “Affiliate” of the Company. For purposes of the Plan and any instrument or agreement relating to, or any Annual Bonus Award made under, the Plan, the term “Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and any entity in which the Company has a significant equity interest, in each case as determined by the Committee in its sole discretion.

(c) Delegation. The Committee may delegate its powers and duties under the Plan to one or more executive officers of the Company or any Affiliate or a committee of such executive officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its power to (a) amend the Plan as provided in Section 8 hereof or (b) make determinations regarding Performance-Based Awards (as defined below in Section 2(d)).

(d) Qualified Performance-Based Compensation. From time to time, the Committee may designate an Annual Bonus Award as an award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (hereinafter referred to as a “Performance-Based Award”). Notwithstanding any other provision of the Plan to the contrary, the following additional requirements shall apply to all Performance-Based Awards made to any Participant (as defined below in Section 3(b)) under the Plan:

(i) Any Performance-Based Award shall be null and void and have no effect whatsoever unless the Plan shall have been approved by the shareholders of the Company at the Company’s 2005 Annual Meeting of Shareholders.

(ii) The right to receive a Performance-Based Award shall be determined solely on account of the attainment of one or more pre-established, objective performance goals selected by the Committee in connection with the grant of the Performance-Based Award. Such performance goals may apply to the Participant individually, an identifiable business unit of the Company or the Company as a whole. The performance goals shall be based solely on one or more of the following business criteria: economic value added, sales or revenues, costs or expenses, net profit after tax, gross profit, operating profit, base earnings, earnings (whether before or after taxes), earnings before interest, taxes, depreciation and amortization (EBITDA) as a percent of net sales, return on actual or pro forma equity or net assets or capital, net capital employed, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, total shareholder return or profitability, or both, as measured by one or more of the following accounting ratios: return on revenue, return on assets, return on equity, return on invested capital and return on investments, shareholder return including performance (total shareholder return) relative to the Standard & Poor’s Small Cap 600 Index or similar index or performance (total stockholder return) relative to the proxy comparator group, in both cases as determined pursuant to Rule 402(l) of Regulation S-K promulgated under the Securities and Exchange Act of 1934, as amended, cash generation, cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof), unit volume and change in working capital. The foregoing shall constitute the sole business criteria upon which the performance goals under this Plan shall be based.

(iii) The target and range of a Participant’s possible awards established by the Committee shall be between zero and 150% of the Participant’s annual base compensation for the Chief Executive Officer. The target and range of a Participant’s possible awards established by the Committee shall be between zero and 100% of the Participant’s annual base compensation for each of the Executive Vice Presidents, the Chief Financial Officer and the General Counsel. For other Participants, the Committee shall establish such targets and ranges. The maximum bonus which may be paid to any Participant pursuant to any Performance-Based Award with respect to any fiscal year shall not exceed $1,500,000.

(iv) For a Performance-Based Award, the Committee shall, not later than 90 days after the beginning of each fiscal year of the company:

(A)	designate all Participants for such fiscal year; and

(B)	establish the objective performance factors for each Participant for that fiscal year on the basis of one or more of the business criteria set forth herein.

(v) Following the close of each fiscal year and prior to payment of any amount to any Participant under the Plan, the Committee must certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that fiscal year are to be based.

(vi) Each of the foregoing provisions, and all of the other terms and conditions of the Plan as it applies to any Performance-Based Award, shall be interpreted in such a fashion so as to qualify all compensation paid thereunder as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

Section 3. Eligibility and Participation

(a) Eligibility. The Plan is maintained by the Company for its executive officers. In order to be eligible to participate in the Plan, an executive officer of the Company or any of its Affiliates must be selected by the Committee. In determining the executive officers who will participate in the Plan, the Committee may take into account the nature of the services rendered by such executive officers, their present and potential contributions to the success of the Company and such other factors as the Committee, in its sole discretion, shall deem relevant. A director of the Company or of an Affiliate who is not also an employee of the Company or an Affiliate, and all members of the Committee, shall not be eligible to participate in the Plan.

(b) Participation. The Committee shall determine the employees eligible to be granted an annual bonus award (an “Annual Bonus Award”). The provisions of the Annual Bonus Awards need not be the same with respect to any recipient of an Annual Bonus Award (the “Participant”) or with respect to different Participants. The Committee’s decision to approve an Annual Bonus Award to an employee in any year shall not require the Committee to approve a similar Annual Bonus Award or any Annual Bonus Award at all to that employee or any other employee or person at any future date. The Company and the Committee shall not have any obligation for uniformity of treatment of any person, including, but not limited to, Participants and their legal representatives and beneficiaries and employees of the Company or of any Affiliate of the Company.

(c) Bonus Award Agreement. Any employee selected for participation by the Committee shall, as a condition of participation, execute and return to the Committee a written agreement setting forth the terms and conditions of the Annual Bonus Award (the “Bonus Award Agreement”). A separate Bonus Award Agreement will be entered into between the Company and each Participant for each Annual Bonus Award.

(d) Employment. In the absence of any specific agreement to the contrary, no Annual Bonus Award to a Participant under the Plan shall affect any right of the Company, or of any Affiliate of the Company, to terminate, with or without cause, the Participant’s employment with the Company or any Affiliate at any time. Neither the establishment of the Plan, nor the granting of any Annual Bonus Award hereunder, shall give any Participant: (i) any rights to remain employed by the Company or any Affiliate; (ii) any benefits not specifically provided for herein or in any Annual Bonus Award granted hereunder; or (iii) any rights to prevent the Company or any Affiliate from modifying, amending or terminating any of its other benefit plans of any nature whatsoever.

Section 4. Annual Bonus Awards

(a) General. The Committee shall determine the amount of the bonus to be paid to a Participant pursuant to each Annual Bonus Award, the time or times when Annual Bonus Awards will be made, and all other terms and conditions of each Annual Bonus Award. Each Annual Bonus Award shall be subject to the terms and conditions of the Plan and the applicable Bonus Award Agreement. Annual Bonus Awards may be granted singly or in combination, or in addition to, in tandem with or in substitution for any grants or rights under any other employee or compensation plan of the Company or of any Affiliate. Bonus Award Agreements may provide that more or less than 100% of the target Annual Bonus Award granted thereunder may be earned upon satisfaction of the conditions provided for therein, subject to the terms and conditions of the Plan. All or part of an Annual Bonus Award may be subject to conditions and forfeiture provisions established by the Committee and set forth in the Bonus Award Agreement, which may include, but are not limited to, continuous service with the Company or an Affiliate.

(b) Payment of Annual Bonus Awards. Any bonus paid pursuant to an Annual Bonus Award shall be paid solely in the form of cash or stock. The Committee shall determine whether the Annual Bonus Award is paid in the form of cash or stock. Payment of any such bonuses may be made, subject to any deferred compensation election which may be permitted pursuant to any deferred compensation plan, at such times, with such restrictions and conditions as the Committee, in its sole discretion, may determine at the time of grant of the Annual Bonus Awards.

(c) Discretionary Reduction. The Committee shall retain sole and full discretion to reduce, in whole or in part, the amount of any award otherwise payable to any Participant under this Plan.

Section 5. Termination of Employment

Each Bonus Award Agreement shall include provisions governing the disposition of an Annual Bonus Award in the event of the retirement, disability, death or other termination of a Participant’s employment with the Company or an Affiliate.

Section 6. Nontransferability

Except as otherwise determined by the Committee or set forth in the applicable Bonus Award Agreement, no right under any Annual Bonus Award shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the time in which the requirement of continued employment or attainment of performance objectives has not been achieved.

Section 7. Taxes

In order to comply with all applicable federal or state income, social security, payroll, withholding or other tax laws or regulations, the Company may take such action, and may require a Participant to take such action, as it deems appropriate to ensure that all applicable federal or state income, social security, payroll, withholding or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from such Participant.

Section 8. Amendment and Termination

(a) Term of Plan. Unless the Plan shall have been discontinued or terminated as provided in Section 8(b) hereof, no Annual Bonus Awards shall be granted under the Plan after March 3, 2007, and no Annual Bonus Awards shall be paid except with respect to the Company’s fiscal year ending not later than February 26, 2011. No Annual Bonus Awards may be granted after such termination, but termination of the Plan shall not alter or impair any rights or obligations under any Annual Bonus Award theretofore granted (including the payment of such Annual Bonus Award within the time period permitted by the Code, as the same may be amended from time to time), without the consent of the Participant or holder or beneficiary thereof, except as otherwise provided in the Bonus Award Agreement.

(b) Amendments to and Termination of Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan or a Bonus Award Agreement, the Committee may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that notwithstanding any other provision of the Plan or any Bonus Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would cause any compensation paid pursuant to any Performance-Based Award granted pursuant to the Plan no longer to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(c) Correction of Defects, Omissions and Inconsistencies. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan or a Bonus Award Agreement, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Annual Bonus Award or any Bonus Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 9. Miscellaneous

(a) Governing Law. The Plan and any Bonus Award Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of Minnesota.

(b) Severability. If any provision of the Plan, any Annual Bonus Award or any Bonus Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan, any Annual Bonus Award or any Bonus Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, the Annual Bonus Award or the Bonus Award Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan, any such Annual Bonus Award or any such Bonus Award Agreement shall remain in full force and effect.

(c) No Trust or Fund Created. Neither the Plan nor any Annual Bonus Award or Bonus Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Annual Bonus Award, such right shall be no greater than the right of any unsecured general creditor of the Company or of any Affiliate.

(d) Nature of Payments. Any and all cash or stock payments pursuant to any Annual Bonus Award granted hereunder shall constitute special incentive payments to the Participant, and such payments shall not be taken into account in computing the amount of the Participant’s salary or compensation for purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit sharing, bonus, life insurance or other employee benefit plan of the Company or any Affiliate or (ii) any agreement between the Company (or any Affiliate) and the Participant, except to the extent that such plan or agreement expressly provides to the contrary.

(e) Headings. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

APOGEE ENTERPRISES, INC.

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET

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OR

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OR

MAIL

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Please note that votes submitted by telephone and Internet must be received by 5:00 p.m. Eastern Daylight Time (4:00 p.m. Central Daylight Time) on June 20, 2005. If you choose to vote your shares by telephone or Internet, there is no need to mail your Proxy Card. Please reference the reverse of the Proxy Card for further details.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.

Votes must be indicated (x) in Black or Blue ink.

1. ELECTION OF DIRECTORS:

FOR all nominees listed below

WITHHOLD AUTHORITY to vote for all nominees listed below

*EXCEPTIONS

FOR AGAINST ABSTAIN

2. PROPOSAL TO APPROVE THE AMENDED AND RESTATED APOGEE ENTERPRISES, INC. 2002 OMNIBUS STOCK INCENTIVE PLAN:

3. PROPOSAL TO APPROVE THE AMENDED AND RESTATED APOGEE ENTERPRISES, INC. EXECUTIVE MANAGEMENT INCENTIVE PLAN:

4. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY:

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

Please check here if you would like receive your annual report, proxy and proxy card electronically rather than through the mail.

Note: Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Nominees: 01 - ROBERT J. MARZEC, 02 - STEPHEN C. MITCHELL AND 03 - DAVID E. WEISS

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

*Exceptions

Date Share Owner sign here

Co-Owner sign here

Please date, sign and mail your Proxy Card as soon as possible!

Annual Meeting of Shareholders

APOGEE ENTERPRISES, INC.

June 21, 2005

APOGEE ENTERPRISES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints RUSSELL HUFFER, WILLIAM F. MARCHIDO and PATRICIA A. BEITHON as Proxies, each with the power to appoint his or her substitute, and hereby authorizes any one of them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Apogee Enterprises, Inc. (“Apogee”) held of record by the undersigned on April 27, 2005, at the Annual Meeting of Shareholders of Apogee to be held on June 21, 2005, or any adjournment thereof, and hereby revokes all former Proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

If you are a participant in the Apogee Employee Stock Purchase Plan, this card directs Mellon Investor Services LLC, as the Plan Administrator, to authorize the Bank of New York as the Proxy Agent, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in your Plan account. The Proxy Agent cannot vote your shares unless it receives timely direction from you.

If you are a participant in the Apogee 401(k) Retirement Plan, this card directs State Street Bank and Trust Company, as Trustee for the Plan, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in your Plan account. The Trustee will vote, with regard to the Plan, shares of Apogee Common Stock for which it has not received direction in the same proportion as directed shares are voted.

(continued and to be signed on reverse side)

To change your address, please mark this box.

APOGEE ENTERPRISES, INC. P.O. BOX 11342 NEW YORK, N.Y. 10203-0342